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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RealD Inc.
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

June 26, 2013

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of RealD Inc., I cordially invite you to attend our Annual Meeting of Stockholders on Thursday, August 8, 2013, at 100 N. Crescent Drive, Suite 200, Beverly Hills, California at 10:00 a.m. Pacific Time.

        The notice of meeting and proxy statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the meeting. However, whether or not you are present in person, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 2 of the proxy statement.

        Thank you for your continued support of RealD Inc.

Sincerely yours,

Michael V. Lewis
Chief Executive Officer and Chairman of the Board of Directors

RealD Inc.
100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held on August 8, 2013

TO ALL REALD STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of RealD Inc., a Delaware corporation, will be held on:

Date:	Thursday, August 8, 2013
Time:	10:00 a.m. Pacific Time
Place:	RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210
Items of Business:	1.	The election of two nominees for director to serve as Class III directors on our board of directors until the annual meeting of stockholders in 2016;
	2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2014;
	3.	A non-binding advisory vote approving the compensation of RealD's named executive officers as disclosed in the accompanying proxy statement (the "Proxy Statement"); and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. On or about June 26, 2013, we began mailing to stockholders either a Notice of Internet Availability of Proxy Materials or this Notice of Annual Meeting, the Proxy Statement and the form of proxy.

        All stockholders are cordially invited to attend the Annual Meeting in person. The record date for the Annual Meeting was June 18, 2013, and only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Beverly Hills, California June 26, 2013	FOR THE BOARD OF DIRECTORS

Craig Gatarz Executive Vice President, General Counsel and Secretary

IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET, OR IF YOU RECEIVE A PAPER PROXY CARD BY MAIL, BY COMPLETING AND RETURNING THE PROXY CARD MAILED TO YOU AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR IF YOU RECEIVE A PAPER PROXY CARD BY MAIL, THE INSTRUCITONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

PROXY STATEMENT FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

REALD INC.

100 N. Crescent Drive, Suite 200
Beverly Hills, CA 90210

PROXY STATEMENT FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The Board of Directors (the "Board") of RealD Inc., a Delaware corporation, is furnishing these proxy materials to you in connection with its solicitation of proxies to be used at RealD Inc.'s Annual Meeting of Stockholders, to be held on Thursday, August 8, 2013 at 10:00 a.m. Pacific Time at RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California, or at any adjournments, continuations or postponements of the Annual Meeting.

        As used in this Proxy Statement, references to "we," "us," "our," "RealD" and the "Company" all refer to RealD Inc. Additionally, references in this Proxy Statement to "Fiscal 2012" mean our 2012 fiscal year which began on March 25, 2011 and ended on March 23, 2012, references to "Fiscal 2013" mean our 2013 fiscal year, which began on March 23, 2012 and ended on March 31, 2013 and references to "Fiscal 2014" mean our 2014 fiscal year, which began on April 1, 2013 and will end on March 31, 2014.

        Our principal executive offices are located at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, and our telephone number is (310) 385-4000.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to make our proxy materials available to our stockholders over the Internet. Under these rules, on or about June 26, 2013, we mailed certain of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"). The Notice of Internet Availability contains instructions on how our stockholders can access our proxy materials, including this Proxy Statement and our 2013 Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (the "2013 Annual Report") over the Internet.

        Our Proxy Statement and our 2013 Annual Report are available at www.edocumentview.com/RLD.

        Internet distribution of our proxy materials helps to expedite receipt by stockholders, lowers the cost of the Annual Meeting and conserves natural resources. However, if you received a Notice of Internet Availability and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why did I receive the proxy materials by mail?

        Due to the small number of stockholders of record with shares registered directly in their name (as further described below) on or about June 26, 2013 we mailed such stockholders of record with shares registered directly in their name our proxy materials including this Proxy Statement, our 2013 Annual Report and the proxy card.

 Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on June 18, 2013, which we refer to as the Record Date, are entitled to vote at the Annual Meeting. There were 49,502,107 shares of common stock outstanding on the Record Date.

How do I vote?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those beneficially owned, and the procedures for voting are as discussed below.

  Stockholder of Record: Shares Registered in Your Name

        If, as of the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, stockholder of record and these proxy materials are being furnished to you directly by us.

        If you hold shares directly as a stockholder of record, you can vote in one of the following four ways:

  (1)
  Vote at the Annual Meeting and we will give you a ballot when you arrive. Whether or not you attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  (2)
  Vote using the printed proxy card that was mailed to you, complete, sign and date the proxy card and return it in the envelope provided. Proxy cards submitted by mail must be received prior to the Annual Meeting.

  (3)
  Vote over the Internet by going to www.envisionreports.com/RLD to complete an electronic proxy card. Your vote must be received by 11:59 p.m. Eastern Time on August 7, 2013. Have your proxy card in hand when you access the website and then follow the instructions.

  (4)
  Vote over the telephone, by dialing toll-free 1-800-652-8683 using a touch-tone telephone. Your vote must be received by 11:59 p.m. Eastern Time on August 7, 2013. Have your proxy card in hand when you call and then follow the instructions.

  Beneficial owner: Shares Registered in the Name of Broker or Bank

        If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in "street name"), you are considered the beneficial owner of such shares held in street name, and you should have received a notice containing voting instructions from that organization rather than from us. Simply submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How do I attend the Annual Meeting?

        The Annual Meeting will be held on Thursday, August 8, 2013 at 10:00 am Pacific Time at our offices located at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. If you are a stockholder of record, you must bring proof of identification. If you are a beneficial owner of the shares registered in "street name," you must obtain a valid proxy from your broker, bank or other nominee. Directors to the Annual Meeting are as follows:

  From North

  Exit 405 South on Santa Monica Blvd.
  Turn Left onto Santa Monica Blvd.
  Turn right on Wilshire Blvd.
  Turn Left onto North Crescent Drive.
  100 North Crescent Drive is on the right.

  From South

  Exit 405 North on Wilshire Blvd., East.
  Turn right onto Wilshire Blvd.
  Turn Left onto North Crescent Drive.
  100 North Crescent Drive is on the right.

What am I voting on?

        There are three matters scheduled for a vote:

  1.
  Proposal One: the election of two nominees for director to serve as Class III directors on our board of directors until the annual meeting of stockholders in 2016;

  2.
  Proposal Two: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2014; and

  3.
  Proposal Three: a non-binding advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

        On each matter to be voted on, you have one vote for each share of common stock you owned as of the Record Date. Cumulating votes is not permitted under our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") or our Amended and Restated Bylaws ("Bylaws").

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by telephone, over the Internet, by completing the proxy card that was mailed to you, or in person at the Annual Meeting, your shares will not be voted.

  Beneficial owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the "NYSE") deems the particular proposal to be a "routine"

matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

        Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory votes on executive compensation and the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-sponsored. Accordingly, your broker, bank or nominee may not vote your shares on Proposals One or Three without your instruction, but may vote shares on Proposal Two.

What if I return my proxy card or otherwise but do not make specific choices?

        If you complete and mail your proxy card or vote over the Internet or by telephone, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted FOR the election of the two Class III director nominees listed in this Proxy Statement to serve until the annual meeting of stockholders in 2016; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2014; and FOR the advisory vote to approve our executive compensation. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

        We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding or furnishing proxy materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and other employees, without additional compensation. In addition, we have retained Okapi Partners to assist in the solicitation of proxies for a fee of approximately $8,000. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

        If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your Notices of Internet Availability to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You may revoke your proxy at any time prior to the date of the Annual Meeting by: (1) submitting a later-dated vote in person at the Annual Meeting, over the Internet, by telephone or by mail; or (2) delivering instructions to us at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder's name and must be actually received by us prior to the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card or vote over the Internet or by telephone will not in and of itself constitute a revocation of your proxy. If you intend to revoke your proxy by voting in person at the Annual Meeting, you will be required to give oral notice of your intention to do so to the Inspector of Elections at the Annual Meeting. If your shares are held in street name, you must follow the directions provided by your broker, bank or other nominee regarding how to revoke your proxy.

What is the quorum requirement?

        A quorum, which is the holders of at least a majority of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Your shares will be counted as being present at the Annual Meeting if you appear in person at the Annual Meeting (and are the stockholder of record for your shares), if you vote your shares over the Internet or by telephone, or if you submit a properly executed proxy card. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

What are "broker-non votes"?

        As discussed above, when a beneficial owner of shares in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine" the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes".

How many votes are needed to approve each proposal?

  Votes required for Proposal One.

        Pursuant to our Bylaws, we have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election for which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote "for," "against", or "abstain" for each nominee. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "for" a director nominee exceeds the number of votes cast "against" the nominee. For these purposes, abstentions will not count as a vote "for" or "against" a nominee's election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal, therefore broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instruction from the beneficial owner. If a director nominee does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a "holdover" director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Nominating and Corporate Governance Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and the Board's decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

  Votes required for Proposal Two.

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting.

  Votes required for Proposal Three.

        The approval of the non-binding advisory vote approving the compensation of RealD's named executive officers requires the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting.

  Treatment of broker non-votes; Abstentions.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Except for the vote to ratify our independent registered public accounting firm, your broker is not entitled to vote your shares on any of the proposals to be considered at the Annual Meeting if no instructions are received from you. As discussed above, abstentions will have no effect on Proposal One as abstentions are not considered votes cast, however since Proposal Two and Proposal Three require the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy, abstentions will count as a vote against Proposal Two and Proposal Three.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, you must submit your proposal in writing to our Corporate Secretary, at our corporate offices at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, no later than February 26, 2014, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the annual meeting of stockholders in 2014, but you are not requesting that your proposal or nomination be included in next year's proxy materials, you must notify our Corporate Secretary, in writing, no earlier than April 9, 2014 and no later than May 9, 2014. However, if our annual meeting of stockholders in 2014 is not held between July 8, 2014 and October 7, 2014, to be timely, notice by the stockholder must be received not earlier than the 120th day prior to the day of the annual meeting of stockholders in 2014 and not later than the 90th day prior to the day of the annual meeting of stockholders in 2014 or, if later, the 10th day following the day on which public announcement of the date of the annual meeting of stockholders in 2014 is first made. You are also advised to review our Bylaws which contain these and other requirements with respect to advance notice of stockholder proposals and director nominees, including certain information that must be included concerning the stockholder and each proposal and nominee. The chairman of the annual meeting of stockholders in 2014, may determine, if the facts warrant, that a matter has not been properly brought before the meeting, and therefore may not be considered at the meeting.

How can I find out the results of the voting at the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and we will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. BY RETURNING YOUR PROXY CARD OR VOTING BY TELEPHONE OR INTERNET PROMPTLY, YOU CAN HELP US AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM IS PRESENT AT THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE AN EARLIER SUBMITTED PROXY AND VOTE THEIR SHARES IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

        Our Board is currently comprised of seven members and divided into three classes, in accordance with Section 3.2 of our Bylaws. Only the terms of those two directors serving as Class III directors are scheduled to expire at the Annual Meeting. The terms of our other directors expire in subsequent years. The Board has considered and approved the nomination of Michael V. Lewis a current Class III director and P. Gordon Hodge, a current Class III director, for election as Class III directors at the Annual Meeting. All of the nominees have consented to being named in this Proxy Statement and to serve on our Board if elected. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Class III directors elected at the Annual Meeting will hold office until the annual meeting of stockholders in 2016 and until their successors are elected. The Class I directors consist of Laura Alber and David Habiger, and they will hold office until the annual meeting of stockholders in 2014 and until their successors are elected. The Class II directors consist of Frank J. Biondi, Sherry Lansing and Richard Grand-Jean, and they will hold office until the annual meeting of stockholders in 2015 and until their successors are elected. Additional information, as of March 31, 2013, about the nominees for election and the other five directors is set forth below.

Class III Directors nominated for election at Annual Meeting

Name	Class	Age	Position(s) with RealD	Director Since
Michael V. Lewis	III	49	Chief Executive Officer, Director and Chairman of the Board	2003
P. Gordon Hodge	III	49	Director	2010

        Michael V. Lewis co-founded the Company and has served as Chief Executive Officer and Chairman of our Board since 2003. Prior to co-founding RealD, Mr. Lewis was Chief Executive Officer and co-founder of L-Squared Entertainment, a digital entertainment studio, from 1994 to 2003. While at L-Squared, he served as Producer on the 3D IMAX motion picture The Magic Box and as co-Producer on T-Rex: Back to the Cretaceous. Prior to L-Squared, Mr. Lewis was Senior Vice President of InterMedia/FilmEquities Inc., a media investment banking and advisory company. Mr. Lewis' experience as our Chairman and Chief Executive Officer and involvement with our formation, along with his knowledge of our business, management skills and performance brings a unique perspective to our Board.

        P. Gordon Hodge has served on our Board since 2010. Mr. Hodge is the Managing Member of Tracker Research, LLC, an investment research company formed in 2013. He was also a founding member and the Managing Member of El Molino Media LLC, a company formed in 2009 to invest in and acquire out-of-favor media assets. Prior to joining our board of directors, he was a founding partner and managing director of Thomas Weisel Partners LLC, a publicly-traded investment banking firm where he covered media, entertainment and internet sectors as a research analyst from 1999 to 2007 and as an investment banker from 2007 to 2009. Mr. Hodge graduated from Stanford University with a master's degree in business in 1992, and graduated from the University of Washington with a bachelor's degree in business in 1986. Mr. Hodge brings to our Board extensive financial experience, experience in the entertainment industry, management experience and independence.

 Class I Directors with terms expiring in 2014 (not standing for election at Annual Meeting)

Name	Class	Age	Position(s) with RealD	Director Since
Laura Alber	I	44	Director	2013
David Habiger	I	44	Director	2012

        Laura J. Alber has served on our board of directors since 2013. She currently serves as President and Chief Executive Officer of Williams-Sonoma, Inc., and has been a member of its board of directors since 2010. She has been responsible for establishing many of Williams-Sonoma's growth strategies, including expansion of the Pottery Barn brand and launching the Pottery Barn Kids, Pottery Barn Bed + Bath, and PBteen brands. Ms. Alber previously held numerous brand management and executive leadership roles within Williams-Sonoma, including President, Williams-Sonoma, Inc. since 2006; President, Pottery Barn Brands from 2002 to 2006; Executive Vice President, Pottery Barn Merchandising from 2000 to 2002; and Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail from 1999 to 2000. Ms. Alber has led the global expansion of Williams-Sonoma as well as its rapid growth and profitability in eCommerce by combining lifestyle brand merchandising with powerful, data driven analytics. She received a B.A. in Psychology from the University of Pennsylvania. Ms. Alber's business and management skills as well as her extensive experience in brand management bring a valuable perspective to our Board.

        David Habiger has served on our Board since August 2011. From June 2011 to July 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions, until it was acquired by Cisco Systems in July 2012. Previously, Mr. Habiger worked with the founding members of Sonic Solutions (NASDAQ: SNIC), or Sonic, from 1992 to March 2011, was President and Chief Executive Officer of Sonic from 2005 to March 2011 and was a director of Sonic from October 2010 to March 2011. Mr. Habiger is also a member of the board of directors of Echo Global (NASDAQ: ECHO). Mr. Habiger graduated from St. Norbert College with a bachelor degree in business media in 1991, and graduated from University of Chicago with a Masters in Business Administration in 1998. Mr. Habiger brings to our Board extensive experience in the digital media and entertainment industries and in-depth knowledge and understanding of the consumer electronics industry.

Class II Directors with terms expiring in 2015 (not standing for election at Annual Meeting)

Name	Class	Age	Position(s) with RealD	Director Since
Frank J. Biondi	II	68	Director	2010
Sherry Lansing	II	68	Director	2010
Richard Grand-Jean	II	70	Director	2010

        Frank J. Biondi has served on our Board since the completion of our IPO on July 21, 2010. Since 1999, Mr. Biondi has been a senior managing director of WaterView Advisors LLC, a private equity fund specializing in media, and a director of Hasbro, Inc., Amgen, Inc., Cablevision Systems Corporation and Seagate Technology. Mr. Biondi was a director of The Bank of New York Mellon from 1995 to 2008 and Harrah's Entertainment (now Caesars Entertainment) from 2002 to 2008. Mr. Biondi was a director of Yahoo! Inc. from 2008 to 2010. Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios from 1996 to 1998 and President and Chief Executive Officer of Viacom Inc. from 1987 through 1996. Mr. Biondi has been a director of over 15 public companies during his career. Mr. Biondi graduated from Princeton University with a bachelor degree in psychology in 1966 and graduated from Harvard University with a master's degree in business administration in 1968. Mr. Biondi's management advisory experience, experience as a director of public companies and experience in the media and entertainment industry led our Board to conclude that he should continue to serve as a director.

        Sherry Lansing has served on our Board since the completion of our IPO on July 21, 2010. Since 2006, Ms. Lansing has been a director of Qualcomm Incorporated. Since 2009, Ms. Lansing has also been a director of Dole Food Company, Inc. Ms. Lansing is the founder and chair of the Sherry Lansing Foundation, a philanthropic organization focusing on cancer research, health and education. From 1992 to 2005, she was the chair of the Motion Picture Group of Paramount Pictures, where she oversaw the release of more than 200 motion pictures, including Academy Award® winners Forrest Gump, Braveheart and Titanic. From 1984 to 1990, she operated her own production company, Lansing Productions, and co-founded Jaffe/Lansing Productions. In 1980, she became the motion picture industry's first female to oversee all aspects of a studio's motion picture production when she was appointed President of Production at 20th Century Fox. She holds additional trustee, chair and advisory positions with the Friends of Cancer Research, the American Association of Cancer Research, and the Carter Center and Stop Cancer, a non-profit philanthropic group she founded in partnership with Dr. Armand Hammer. Ms. Lansing is also a regent of the University of California and serves as Chair of the University Health Services Committee. Ms. Lansing graduated from Northwestern University with a bachelor degree in speech, and a minor in English and mathematics. Ms. Lansing's management experience, public company board of directors experience, and experience in the media and entertainment industry led our Board to conclude that she should continue to serve as a director.

        Richard L. Grand-Jean has served on our Board since the completion of our IPO on July 21, 2010. From 2008, until his retirement on April 1, 2013, Mr. Grand-Jean was a managing director of Hall Capital Partners LLC, leading the firm's business development efforts. From 1992 through 2008, Mr. Grand-Jean was President of Global Film Equity Corp, an investment and consulting firm. From 2001 through 2008, Mr. Grand-Jean was also President of Abel's Hill Capital Corp., a firm specializing in providing advisory services largely for media and entertainment companies. From 1971 to 1992, Mr. Grand-Jean was a partner and managing director of Salomon Brothers. Mr. Grand-Jean graduated from Princeton University with a bachelor degree in public affairs in 1964, and graduated from University of Chicago School of Law with a juris doctorate in 1967. Mr. Grand-Jean's management experience and experience in the media and entertainment industry led our Board to conclude that he should continue to serve as a director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED CLASS III DIRECTOR NOMINEES IDENTIFIED ABOVE.

BOARD STRUCTURE

Director Independence

        Our corporate governance guidelines require that a majority of the Board is comprised of independent directors as defined under the NYSE director independence standards. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as "independent" unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. The NYSE Listed Company Manual sets forth specific categories of relationships that disqualify a director from being independent.

        Each year, our Nominating and Corporate Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationship as well as any transactions or relationships between our Company and our directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, our Nominating and Corporate Governance Committee reviews directors' responses to our annual Directors' and Officers' Questionnaire, which requires disclosure of each director's and his or her immediate family's relationships to our Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of our Nominating and Corporate Governance Committee.

        Based on its analysis, the Nominating and Corporate Governance Committee affirmatively determined and recommended to the Board, and the Board confirmed, that six of our seven directors, namely Ms. Alber, Mr. Biondi, Mr. Grand-Jean, Mr. Habiger, Mr. Hodge and Ms. Lansing each meet the standards for independence as defined by applicable listing standards of the NYSE and rules and regulations of the SEC. Our Board has also determined that Mr. Lewis, our Chief Executive Officer is not "independent" as defined by applicable listing standards of the NYSE. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

        The Board believes that it should maintain flexibility in its ability to select and revise RealD's leadership structure from time to time, and believes that Michael Lewis' service as both Chairman of the Board and Chief Executive Officer is currently in the best interest of RealD and its stockholders. Mr. Lewis possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing RealD, and is thus best positioned to develop agendas that ensure that the Board's time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company's ability to communicate its message and strategy clearly and consistently to our stockholders, employees, and customers.

        Pursuant to our corporate governance guidelines, because Mr. Lewis is the Chairman of the Board as well as Chief Executive Officer, the independent members of the Board have designated one of its members to serve as a lead director ("Lead Director"). Mr. Biondi was appointed Lead Director by the independent directors in 2010, 2011, 2012 and again in June 2013 and he continues to serve as Lead Director. Mr. Biondi's responsibilities include: (i) to preside at executive sessions of the non-management directors, (ii) to preside at meetings of the Board in the absence of the Chairman of the Board, (iii) to review agendas for meetings of the Board, and (iv) to perform any other functions as the Board deems appropriate.

 Board's Role in Risk Oversight

        We have strong corporate governance structures and processes intended to ensure that our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. The Board has primary responsibility for the oversight of risks to the Company and has assigned to the committees of the Board the specific focus of risks inherent in their respective areas of oversight. Each of the committees of the Board is comprised solely of independent directors. Consequently, independent directors oversee such critical matters as the integrity of our financial statements, the compensation of management executives, including the Chief Executive Officer, financial commitments for capital projects, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Each Board committee routinely has independent sessions among its members without management to discuss issues and matters of concern to the committee, and each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee. We believe that our leadership structure supports the risk oversight function of the Board. With our Chief Executive Officer serving as Chairman of the Board, he is able to promote open communication between management and directors relating to risk.

Board Meetings

        The Board held eight (8) meetings during Fiscal 2013. During Fiscal 2013, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served, with the exception of Mr. Greer who voluntarily resigned from the Board effective as of July 21, 2012 and for Mr. Cameron who voluntarily resigned from the Board effective as of February 7, 2013. Ms. Alber was appointed to the Board on February 7, 2013 and attended all meetings of the Board in Fiscal 2013 after the date of her appointment. The independent directors are given the opportunity to hold executive sessions where members of management are not in attendance at all regularly scheduled Board of Directors meetings. A total of four (4) such executive sessions of the Board of Directors were held during Fiscal 2013.

Board Committees

        The Board has established committees to ensure that we maintain strong corporate governance standards and has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. The charters of our Board committees are available on our website at http://reald.com/content/investor-relations.aspx. You may also request copies of our committee charters free of charge by writing to RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, Attention: Corporate Secretary. Below is a summary of our committee structure and membership information.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Laura J. Alber	—	—	Member
Frank J. Biondi	Member	Chair	—
Richard L. Grand-Jean	Member	—	Chair
David Habiger	—	Member	Member
P. Gordon Hodge	Chair	—	Member
Sherry Lansing	—	Member	—

 Audit Committee

        The members of the Audit Committee are Messrs. Grand-Jean, Hodge and Biondi. Mr. Hodge chairs the Audit Committee. Each member of the Audit Committee satisfies the independence standards established by Rule 10A-3 under the Exchange Act, the NYSE and the applicable SEC rules. The Audit Committee assists the Board in its oversight of the integrity of our financial statements and our independent registered public accounting firm's qualifications, independence and performance. The Board has determined that all members of the Audit Committee are financially literate for purposes of NYSE listing standards and that Mr. Hodge is the "audit committee financial expert" as that term is currently defined in Item 407(d)(5) of Regulation S-K because of his business experience, understanding of generally accepted accounting principles and financial statements, and educational background. The Audit Committee held ten (10) meetings during Fiscal 2013.

        The Audit Committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;

  •
  reviewing and discussing with management and our independent registered public accounting firm our internal controls and internal auditing procedures, including any material weaknesses in either;

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  discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;

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  monitoring our control over financial reporting and disclosure controls and procedures;

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  appointing, overseeing, setting the compensation for and, when necessary, terminating the engagement of our independent registered public accounting firm;

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  approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm;

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  discussing with our independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;

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  reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

  •
  recommending whether the audited financial statements should be included in our Annual Report on Form 10-K and preparing the audit committee report required by SEC rules;

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  reviewing all material communications between our management and our independent registered public accounting firm;

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  approving, reviewing and updating our code of business conduct and ethics; and

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  establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.

Nominating and Corporate Governance

        The members of our Nominating and Corporate Governance Committee are Messrs. Grand-Jean, Hodge and Habiger and Ms. Alber. Mr. Grand-Jean chairs the Nominating and Corporate Governance

Committee. As required by the Nominating and Corporate Governance Committee charter, all current members of the committee are independent under NYSE independence standards, as well as applicable SEC rules. The Nominating and Corporate Governance Committee held four (4) meetings during Fiscal 2013.

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of the Board;

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  recommending to the Board the persons to be nominated for election as directors;

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  assisting the Board in recruiting such nominees;

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  recommending to the Board qualified individuals to serve as committee members;

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  performing an annual evaluation of the Board;

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  evaluating the need and, if necessary, creating a plan for the continuing education of the directors; and

  •
  assessing and reviewing our corporate governance guidelines and recommending any changes to the Board.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values. They should have broad experience and demonstrated excellence in his or her field. In addition, candidates for director should:

  •
  possess relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value

  •
  have sufficient time to devote to the affairs of the Company and to carry out their duties; and

  •
  have the ability to exercise sound business judgment and provide insight and practical wisdom based on experience.

        Each director must represent the interests of all stockholders. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

        Candidates for director are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of our Board and Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors' overall service to our Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee also determines whether the nominee can be considered independent by the Board for purposes of meeting the NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to our Board by majority vote. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

        The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any stockholder recommendations proposed for consideration by the committee should be in writing and delivered to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, RealD Inc., 100 North Crescent Drive, Suite 200, Beverly Hills, California 90210. Submissions must include the full name and address of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

        All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be in writing and received by us not less than 90 days or more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received, not earlier than the 120th and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Compensation Committee

        The members of the Compensation Committee are Messrs. Biondi and Habiger and Ms. Lansing. Mr. Biondi chairs the Compensation Committee. As required by the Compensation Committee charter, all current members of the Compensation Committee are independent under NYSE independence standards, as well as applicable SEC rules. In addition, each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act and are "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee held four (4) meetings during Fiscal 2013.

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving, on an annual basis, the corporate goals and objectives relevant to executive officer compensation and evaluating the performance of our executive officers in light of those goals and objectives;

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  reviewing and approving, or recommending for approval by the independent directors on an annual basis, the Chief Executive Officer's corporate goals and objectives and setting the Chief Executive Officer's compensation, including salary, bonus, incentive and equity compensation, based on its evaluation of the Chief Executive Officer's performance in light of the established goals and objectives;

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  reviewing and approving, or recommending for approval by the independent directors a proposal submitted by the Chief Executive Officer for other executive officers' compensation, including salary, bonus, and incentive and equity compensation and any other forms of executive compensation;

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  providing oversight of management's decisions concerning the performance and compensation of our other officers, employees, consultants and advisors, which authority it may delegate to other appropriate supervisory personnel;

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  reviewing and administering our incentive compensation plans and equity-based plans and recommending changes in such plans to the Board as needed;

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  reviewing and making recommendations to the Board with respect to director compensation;

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  selecting, retaining and terminating compensation consultants, outside counsel and other advisors as it deems necessary or appropriate in its sole discretion, including the sole authority to approve the fees and retention terms relating to the consultants, counsel and advisors, which fees shall be borne by the Company;

  •
  reviewing and discussing with management the compensation discussion and analysis required to be included in our filings with the SEC, including this Proxy Statement, and recommending whether the compensation discussion and analysis should be included in such filings;

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  preparing the compensation committee report required by SEC rules; and

  •
  assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of management succession planning, including planning with respect to the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is or has at any time during the past fiscal year been an officer or employee of the Company. None of the members of the compensation committee has formerly been an officer of the Company. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CORPORATE GOVERNANCE

Stockholder and Other Interested Parties Communications with the Board

        We provide a process by which our stockholders and other interested parties may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Stockholders and other interested parties can contact our non-management directors by sending such communications to the chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. Stockholders and other interested parties wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to the same address. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our corporate governance information and materials including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, both of which apply to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, are available on the Company's website at http://reald.com/content/ir-corporate.aspx. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics may also be obtained free of charge by writing to our Corporate Secretary, RealD Inc., 100 North Crescent Drive, Suite 200, Beverly Hills, California 90210. The Board regularly reviews these materials and will modify them from time to time as warranted. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer or persons performing similar functions by posting such information on our website at http://reald.com/content/ir-corporate.aspx.

Directors' Attendance at our Annual Meetings

        Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend.

Certain Relationships and Related Transactions

        Other than compensation arrangements with our directors and executive officers, which are described under "Management—compensation of directors" and "Compensation discussion and analysis" below or compensation approved by the Compensation Committee that is earned by executive officers that are not named executive officers, during our last three fiscal years, we were not party to any transactions in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification agreements

        Our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be made a witness or a party by reason of (1) the fact that such person is or was a director, officer, employee or agent of our Company or its subsidiaries, whether serving in such capacity or otherwise acting at the request of our Company or its subsidiaries and (2) anything done or not done, or alleged to have been done or not done, by such person in that capacity. The indemnification agreements also require us to advance expenses incurred by directors and executive officers within 30 days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and executive officers are entitled to indemnification under the agreements and that we have the burden of proof to overcome that presumption in reaching any contrary determination. We are not required to provide indemnification under these agreements for certain matters, including: (1) indemnification beyond that permitted by Delaware law; (2) indemnification for liabilities for which the executive officer or director is reimbursed pursuant to such insurance as may exist for such person's benefit; (3) indemnification related to disgorgement of profits under Section 16(b) of the Exchange Act; (4) in connection with certain proceedings initiated against us by the director or executive officer; or (5) indemnification for settlements the director or executive officer enters into without our written consent. The indemnification agreements require us to maintain directors' and executive officers' insurance in full force and effect while any director or executive officer continues to serve in such capacity and so long as any such person may incur costs and expenses related to indemnified legal proceedings.

Procedures for related party transactions

        It is our policy that all related party transactions must be reviewed and approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact of such proposed transaction on a director's independence. The Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion. Under our Code of Business Conduct and Ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they are required to report any potential conflict of interest, including related party transactions, to the Nominating and Corporate Governance Committee, to the Audit Committee or our general counsel.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board serves as the representative of the Board with respect to its oversight of:

  •
  our accounting and financial reporting processes and the audit of our financial statements;

  •
  the integrity of our financial statements;

  •
  our internal controls;

  •
  our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

  •
  the independent registered public accounting firm's appointment, qualifications and independence; and

  •
  the performance of our internal audit function.

        The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm's fees.

        The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2013 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

        Our management has primary responsibility for preparing our financial statements and for our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles, and on the effectiveness of our internal control over financial reporting.

        The Audit Committee hereby reports as follows:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements for Fiscal 2013 with our management.

  (2)
  The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) and Rule 2-07 of Regulation S-X.

  (3)
  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP's provision of non-audit services to us is compatible with its independence.

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the audit committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

        Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board, and the Board approved, the inclusion of our audited financial statements in our 2013 Annual Report, as filed with the SEC. The Audit Committee also recommended the reappointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2014.

        The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
P. Gordon Hodge, Chair
Frank J. Biondi
Richard L. Grand-Jean

EXECUTIVE OFFICERS

        In addition to Mr. Lewis, described above under the heading "Proposal One—Election of Class III Directors—Class III Directors Nominated for Election at Annual Meeting", the following sets forth the name, age and position held by each of our executive officers as of March 31, 2013:

Name	Age	Position
Michael V. Lewis	49	Chief Executive Officer
Joseph Peixoto	60	President, Worldwide Cinema
Andrew A. Skarupa	47	Chief Financial Officer
Craig Gatarz	51	Executive Vice President and General Counsel
Leo Bannon	52	Executive Vice President, Global Operations
Gary Sharp	50	Chief Technology Officer and Chief Innovation Officer
Minard Hamilton	49	Executive Vice President, Mobile and Consumer

        Joseph Peixoto has served as our President, Worldwide Cinema, since 2005. Mr. Peixoto joined RealD from United Cinemas International where he served as President and Chief Executive Officer from 1998 to 2004. Prior to United Cinemas, from 1992 to 1998, Mr. Peixoto was President of Famous Players, a Canadian-based theater chain owned by Paramount/Viacom.

        Andrew A. Skarupa has served as our Chief Financial Officer since 2005, and as our Chief Operating Officer from 2005 to 2013. Prior to joining RealD, Mr. Skarupa served from 2004 to 2005 as Vice President of Finance at WaterMark Sports, a designer and producer of outdoor products. Before WaterMark, Mr. Skarupa served as Chief Financial Officer of Alliant Protection Services, an electronics security company from 2002 to 2004. Before joining Alliant, Mr. Skarupa served as Vice President of Finance for Free-PC, an idealab network company acquired by eMachines. Prior to Free-PC, Mr. Skarupa served as Vice President of Finance for idealab. Mr. Skarupa joined idealab after working at MiniMed, a publicly held medical device manufacturer. Prior to MiniMed, Mr. Skarupa was an auditor at Deloitte & Touche in Los Angeles. Mr. Skarupa is a licensed CPA.

        Craig Gatarz joined RealD as Executive Vice President and General Counsel in January 2010. Mr. Gatarz previously served as the Chief Administrative Officer and General Counsel for Vuclip, a mobile video search company, from 2008 to 2010. Prior to Vuclip, Mr. Gatarz served as Chief Operating Officer and General Counsel of JAMDAT Mobile Inc., a publicly traded mobile games publisher, from 2000 until its acquisition by Electronic Arts, Inc. in 2006. Prior to JAMDAT Mobile, Mr. Gatarz served as General Counsel of Netgateway, Inc., an e-commerce provider, from 1999 to 2000. From 1990 to 1999, Mr. Gatarz practiced law at the firm of Jones Day.

        Leo Bannon joined RealD as Executive Vice-President, Global Operations in October 2011. Prior to joining RealD, from May 2008 to August 2010, he served as President and Chief Operating Officer of Moxtek, a manufacturer of optical components, and from March 1999 to March 2007, Mr. Bannon served as President and Chief Executive Officer of ColorLink, a photonics company that focused on liquid crystal displays and optical filter technologies. At ColorLink, Mr. Bannon established a variety of joint ventures, technology license agreements and key partnerships, including an alliance with RealD to develop RealD's first cinema system which led to RealD's acquisition of ColorLink in 2007. Earlier in his career from January 1996 to March 1999, Mr. Bannon served as President of the Balzers Thin Films Division of Balzers AG, a supplier of thin film coatings and components. Mr. Bannon received a Bachelor of Science degree in chemical engineering from the University of Rhode Island and an MBA from Wilmington College.

        Gary Sharp joined RealD as Chief Technology Officer in February 2007 after RealD acquired ColorLink, a photonics company that focused on liquid crystal and optical filter technologies. In 2011, Mr. Sharp also assumed the additional title of Chief Innovation Officer. In April 1995, Mr. Sharp co-founded ColorLink, where he served as Vice President, Research and Development, as well as Chief Technology Officer. Mr. Sharp earned a B.S. in Electrical and Computer Engineering from the University of California, San Diego and a Ph.D. in Electrical and Computer Engineering from the University of Colorado, Boulder.

        Minard Hamilton joined RealD as Executive Vice-President, Mobile and Consumer in February 2013. Prior to joining RealD, Mr. Hamilton served as the Chief Executive Officer of Six Degree Games, Inc., a publisher of online and mobile games in partnership with major sports brands, including the NBA, MLB.com, the NFL Players Association and ESPN, since co-founding the company in 2006. From 2001 to 2006, Mr. Hamilton served as Executive Vice President, Distribution and Marketing with direct responsibility for technology licensing at JAMDAT Mobile Inc., a global mobile interactive entertainment publisher. Earlier in his career, Mr. Hamilton served as Senior Vice President, ESPN International and General Manager, ESPN.com International. Mr. Hamilton earned an MBA from the Anderson School of Management at the University of California, Los Angeles and an A.B. in American History from Princeton University.

COMPENSATION DISCUSSION AND ANALYSIS

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid or awarded to, or earned by, our "named executive officers" in Fiscal 2013. Our named executive officers are our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For Fiscal 2013, the named executive officers and their positions were:

  •
  Michael V. Lewis, Chief Executive Officer, Director and Chairman of the Board;

  •
  Andrew A. Skarupa, Chief Financial Officer;

  •
  Joseph Peixoto, President of Worldwide Cinema;

  •
  Craig Gatarz, Executive Vice President, General Counsel and Secretary, and

  •
  Minard Hamilton, Executive Vice President, Mobile and Consumer.

        This compensation discussion and analysis section addresses and explains the compensation practices that were followed in Fiscal 2013, the numerical and related information contained in the summary compensation and related tables presented below, and actions taken regarding executive compensation after the end of Fiscal 2013, that could affect a fair understanding of a named executive officer's compensation during Fiscal 2013.

Overview of Fiscal 2013

        While we began Fiscal 2013 optimistically, we faced some industry and operational challenges, including lower license revenues due to a decrease in box office performance, lower domestic eyewear usage and lower international eyewear sales, and in total, our Fiscal 2013 financial performance did not meet our expectations. We intend to address these challenges and grow our business by continuing to innovate and develop new cinema technologies, working to increase our global market share in 3D-enabled theater screens, particularly in international markets, and encouraging filmmakers and studios to create additional 3D films. As of June 12, 2013, our stock price had increased approximately 19% from our stock price as of the end of Fiscal 2013 and approximately 38% from our average stock price in Fiscal 2013.

        As further described below, our compensation is linked to our company performance and, accordingly, our executive compensation for Fiscal 2013 was below targeted compensation.

Executive Summary

        We believe our executive compensation program design provides a balanced approach between rewarding our executives for current and long-term performance. The highlights of our compensation program include:

  •
  The majority of our compensation is linked to performance: 18% of compensation is fixed and 82% of compensation is at-risk (consisting of annual performance-bonus and equity awards) for our Chief Executive Officer, while for our other named executive officers, an average of 30% of compensation is fixed and 70% of compensation is at-risk (consisting of annual performance-bonus and equity awards).

  •
  Our annual performance-based bonuses encourage our named executive officers to achieve our most important financial metrics and to meet rigorous individual and departmental goals.

  •
  If performance goals are exceeded, a portion of the annual performance-based bonus may be paid in the form of a stock unit that is subject to additional time-based vesting over a number of years, further aligning the executive's interests with those of our stockholders and encouraging retention.

  •
  Because in Fiscal 2013 we faced industry and operational challenges and we did not meet all of our performance goals, our named executive officers did not receive their target bonuses and received less overall compensation than in Fiscal 2012, demonstrating the strong link between executive pay and our company performance.

  •
  Our Chief Executive Officer's Fiscal 2013 equity option award was granted in May 2012 with time-vesting, but it was amended in June 2013 to make it 100% contingent on our total stockholder return ("TSR") relative to the average TSR of the NASDAQ US Small Cap Media Index (the "Index") over a 3 to 5-year period following the amendment. The amount of shares that will vest is based on where our TSR falls within the average TSR of the Index; none of the shares will vest if the Company's return is below the 40th percentile of the average Index return and all of the shares will vest if the Company's return is at or above the 70th percentile of the average Index return. Any shares not earned after 5-years are forfeited. This amendment put an award that was subject to risk of forfeiture solely upon our Chief Executive Officer's termination of employment additionally at risk for multi-year stockholder return performance.

  •
  We do not provide for "single trigger" change of control cash payments; our executive change in control and severance benefits require that the executive be terminated without cause or resign for good reason in order to receive payments.

  •
  We do not provide for excise tax gross ups.

  •
  For Fiscal 2014, the equity compensation program has been changed, so that 100% of our Chief Executive Officer's equity compensation is contingent on the Company achieving certain levels of total licensing revenue during the period between April 1, 2013 and March 31, 2015. Licensing revenue was chosen as a key driver of future value for our business since we are primarily a technology licensing company. The Fiscal 2014 equity compensation value for the other named executive officers below our Chief Executive Officer was made 50% contingent on achievement of the same licensing revenue goals during the same time period.

  •
  Our Chief Executive Officer's Fiscal 2014 equity award grant date fair value was positioned slightly below the median of the Fiscal 2014 peer group and was lower than the grant date fair value of our Chief Executive Officer's Fiscal 2013 equity award in spite of the fact that our stock price on the grant date of the Fiscal 2014 equity award was 32% higher than our stock price on the grant date of the Fiscal 2013 equity award.

  •
  Total direct compensation (consisting of base salary, target cash performance bonus and equity award value (based on the total grant date fair value as determined under FASB ASC Topic 718, Stock Compensation)) for the named executive officers as a group in Fiscal 2013 was at approximately the median level of the Fiscal 2014 peer group.

        The following compensation governance practices support and regulate our compensation program:

  •
  The Compensation Committee is composed solely of independent directors and the Compensation Committee directly retains a compensation consultant that it has determined to be objective and free of conflicts of interest;

  •
  We maintain a clawback policy for the recovery of performance-based compensation in the event of a financial restatement; and

  •
  The Compensation Committee regularly assesses our executive compensation program, including when necessary engaging with stockholders, to better align the company's compensation policies with the interests of our stockholders.

 2012 Advisory Vote on Executive Compensation

        At our 2012 annual stockholders meeting, of the approximately 43 million votes which affirmatively voted on our executive compensation program, approximately 66% voted in favor. The Compensation Committee considered these results, along with other information, when making compensation decisions for Fiscal 2013 and Fiscal 2014. As a result of the advisory vote outcome, the Compensation Committee sought feedback from our major stockholders holding more than approximately 60% of our common stock to better understand their views on executive compensation. In addition to comprehensive discussions with our institutional stockholders, we examined reports and analyses issued by proxy advisory services, analyzed compensation practices at other companies, reviewed emerging compensation "best practices" and solicited of advice from our independent compensation consultant.

        The primary theme that emerged from our discussions with institutional stockholders was the request for an enhanced link between pay and performance in the design of our compensation programs, including granting a portion of our equity awards that vest based on specific performance objectives. As a result, we amended the stock option award we had already granted to Mr. Lewis in Fiscal 2013 to vest based upon achievement of multi-year relative TSR performance goals in addition to Mr. Lewis' continued service with us. As originally granted, Mr. Lewis' stock option vested over a 4-year period, subject to his continued service with us. Following the amendment, his stock option is eligible to vest based on our TSR relative to the average TSR of the Index, measured as of the calendar quarter following the 3-year anniversary of the June 2013 amendment date. The Company's relative TSR must be at least at the 70th percentile of the Index for Mr. Lewis to earn the full award. This benchmark was chosen to align with our finding that Mr. Lewis' target Fiscal 2013 equity compensation value and total compensation value were at roughly the 70th percentile of the Fiscal 2014 peer group. To the extent shares remain unvested, such unvested shares are eligible to vest at the end of each subsequent calendar quarter until the 5-year anniversary of the June 2013 amendment date. We believe that this amended vesting structure addresses our stockholders' concerns by more closely aligning the long-term interests of Mr. Lewis with those of our stockholders and thus demonstrably linking the long-term performance of our Company, as compared to our competitors, with the value of compensation realized by Mr. Lewis.

Executive compensation objectives and philosophy

        During Fiscal 2013, the Compensation Committee members were Frank J. Biondi, Sherry Lansing and David Habiger. The Compensation Committee is responsible for determinations and oversight with respect to our executive compensation policies and decisions.

        Our overall compensation philosophy is to attract, motivate and retain talented executives, ensure compensation is closely aligned with our corporate strategies and objectives and the long-term interests of our stockholders and ensure that total compensation is fair, reasonable and competitive within our industry. The Compensation Committee reviewed overall Company and individual performance in connection with its review and determination of each named executive officer's compensation.

        The primary objective in setting the named executive officers' compensation, which is primarily based on the recommendation from our Chief Executive Officer (other than for compensation for our Chief Executive Officer), is to provide them with a fair, reasonable and competitive level of compensation, taking into account their:

  •
  Performance and the Company's performance;

  •
  Responsibilities and length of service to the Company;

  •
  Past compensation; and

  •
  Compensation relative to each other.

        We believe that we have assembled an outstanding management team and that the compensation amounts paid to our named executive officers for their services in Fiscal 2013 were fair, reasonable and in our best interests.

Components of executive compensation

        The compensation of the named executive officers has three primary components:

  •
  Annual base salary;

  •
  Performance-based cash bonus opportunity; and

  •
  Long-term equity-based compensation.

        In addition to the above, we also provide severance to our named executive officers under certain circumstances, including their involuntary termination in connection with a change of control transaction. Perquisites and benefits generally available to other employees represent only a minor portion of the total compensation of the named executive officers.

        Historically, the Board was responsible for overseeing our executive compensation program, including determining and approving the compensation arrangements for our named executive officers. However, in connection with our initial public offering in July 2010 ("IPO") and the establishment of our Compensation Committee, our Compensation Committee developed a more structured approach to compensating our named executive officers, and therefore, all officers generally have the same compensatory features and provisions with the exception of compensation amounts. In making decisions about compensation amounts, the Compensation Committee, which has the primary responsibility for reviewing and approving compensation for our named executive officers, seeks input from our Chief Executive Officer and the head of our Human Resources Department. Mr. Lewis provides periodic reviews of the performance of each of our named executive officers and recommends to the Compensation Committee the base salaries, bonus compensation targets and amounts and the equity to be granted to our named executive officers (other than himself). The head of our Human Resources Department recommends to the Compensation Committee the base salary, bonus compensation target and amount and equity to be granted to our Chief Executive Officer. The Compensation Committee reviews the recommendations of Mr. Lewis and the head of our Human Resources Department, and in its judgment and discretion, approves, modifies or rejects such recommendations in determining the appropriate base salaries, bonus compensation targets and amounts and equity compensation for each named executive officer.

        The Compensation Committee's current approach is to annually review the named executive officers' compensation for adjustments and equity grants with any such adjustments and/or new equity compensation grants becoming effective on or about July 1st, after the release of the prior fiscal year's financial results. The Compensation Committee does not have any formal policies for allocating compensation among salary, annual performance bonus awards and long-term equity grants. Instead, the Compensation Committee uses its judgment to establish for each named executive officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program. However, because we believe it is important to our success to aggressively pursue long-term corporate goals, to avoid excessive risk taking and to preserve our cash resources, a significant portion of the named executive officers' total compensation is comprised of performance-based bonus opportunities and long-term equity awards, which align the executive officers' incentives with the interests of our stockholders.

Compensation consultant

        The Compensation Committee has the authority under its charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities. In 2010, the Compensation

Committee engaged an independent outside compensation consultant, Frederic W. Cook & Co., Inc. ("Cook"), to assess our compensation program's effectiveness in supporting our business strategy and ability to sustain our projected growth, to construct a peer group of companies, provide marketplace information, provide advice on competitive market practices and also provide a framework for transitioning our compensation programs and processes to public company norms as we approached our IPO. In early 2010, Cook prepared a report that provided a peer group of publicly-held companies for purposes of providing a competitive framework for transitioning our compensation programs to that of a publicly-traded company in our industry. The data from this report was considered in making Fiscal 2011 compensation decisions; however, it was not a basis for compensation decisions for Fiscal 2012 or Fiscal 2013, although the Compensation Committee did confer with Cook with respect to certain compensation decisions that it made for both Fiscal 2012 and Fiscal 2013.

        Our Compensation Committee engaged Cook again in February 2013 to recommend updates to our peer company group and conduct a new assessment comparing the compensation of our named executive officers to compensation for similarly situated executives at a revised peer group of companies. In developing the revised peer group, Cook selected publicly-traded media and technology companies with revenue of between $80 million and $1 billion and market capitalizations of approximately $200 million to $3.5 billion. At the time of selection, Regal Entertainment Group and Cinemark Inc. were included in the peer company group even though they had revenues outside of the range provided above because their businesses are reliant on box office performance similar to RealD's business. Based on these parameters, Cook recommended, and our Compensation Committee approved, the following Fiscal 2014 peer company group:

Avid Technology, Inc.	DreamWorks Animation SKG, Inc.	Regal Entertainment Group
Cinemark Inc.	DTS, Inc.	Rovi Corp
Coherent Inc.	IPG Photonics Corp.	SeaChange International Inc.
Demand Media Inc.	Limelight Networks, Inc.	Synaptics Inc.
Digital Generation, Inc.	Monotype Imaging Holdings, Inc.	TiVo Inc.
Digital River Inc.	National CineMedia, Inc.	Universal Display Corp.
Dolby Laboratories, Inc.	RealNetworks Inc.

        The Compensation Committee reviewed the market data compiled by Cook for the Fiscal 2014 peer company group for context in reviewing its Fiscal 2013 compensation decisions and determined that the Fiscal 2013 compensation decisions (based on base salary, target cash performance bonus and equity award value) for the named executive officers was near the median in the aggregate. For Fiscal 2014, the Compensation Committee used the market data compiled by Cook in making compensation decisions for the named executive officers.

        In June 2013, the Compensation Committee reviewed information from Cook about potential conflicts of interest and analyzed whether the work of Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Cook; (ii) the amount of fees from the Company paid to Cook as a percentage of the firm's total revenue; (iii) Cook's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Cook, or the individual compensation advisors employed by Cook with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by Cook. Based on these factors, the Committee determined that there were no conflicts of interest with respect to Cook providing services to the Compensation Committee.

Annual base salary

        Base salary is provided to our named executive officers in order to be competitive in the marketplace and to provide a portion of compensation that is not at risk. In general, base salaries for our named executive officers are determined based on the executive's qualifications, experience, prior salary and the compensation levels of our other executive officers. Each year the base salaries of the named executive officers are reviewed and approved by the Compensation Committee, based on, in the case of the named executive officers other than our Chief Executive Officer, recommendations from our Chief Executive Officer and in the case of our Chief Executive Officer, recommendations from the head of our Human Resources Department. Adjustments are made to base salaries based on the scope of an executive's responsibilities and individual performance and contribution.

Performance-based cash bonus opportunity

        In addition to base salaries, annual performance-based cash bonuses can be earned by our named executive officers if we achieve our corporate goals and the named executive officers achieve individual and departmental goals. For Fiscal 2013, the named executive officers had the opportunity to earn annual cash bonuses pursuant to the terms of the executives' employment agreements and the 2010 Management Incentive Plan.

        At this stage in the Company's development, the Compensation Committee has determined that earnings, adjusted as described below, is the most important annual financial metric for the Company. Therefore, the Company has established earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") as the primary corporate performance goal upon which all of the named executive officers' annual performance bonuses will be determined. However, each of the named executive officer's annual performance bonus award, if any, is also based on the extent to which the executive achieves individual and departmental objectives, as determined by the Compensation Committee.

Long-term equity-based compensation

        Historically, we provided long-term equity incentive compensation to retain our named executive officers and to provide for a significant portion of their compensation to be at risk and linked directly with the appreciation of stockholder value. Prior to our IPO, long-term compensation was generally provided through equity awards in the form of stock options with time and/or performance-based vesting conditions subject to continued service, pursuant to award agreements under the terms and conditions of our 2004 Amended and Restated Stock Incentive Plan (the "2004 Plan"). In connection with our IPO, we adopted the RealD Inc. 2010 Stock Incentive Plan (the "2010 Stock Plan"), and all equity compensation grants following our IPO were issued under and subject to the terms of the 2010 Stock Plan. Details on previously granted awards under the 2004 Plan and 2010 Stock Plan to the named executive officers are provided in the "Outstanding equity awards at Fiscal 2013 year-end" and the "Grants of plan-based awards—Fiscal 2013" tables below.

        Consistent with our compensation objectives, we use stock options as the main form of equity awards for our named executive officers because these awards provide value to the executive only if our stock price increases and promotes retention by requiring that the executive remain in our service over a period of time. Additionally, in Fiscal 2012, because of our strong financial performance in which the target Adjusted EBITDA objective was exceeded, in addition to stock options, we granted our named executive officers restricted stock units awards ("RSUs"). In order to enhance retention and alignment with stockholders, these RSUs vest over a 3 year time period with one-third (1/3) vesting on the first anniversary of the July 1, 2012 vesting commencement date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company. RSUs are granted pursuant to award agreements under the terms and conditions of our 2010 Stock Plan and pursuant to our 2010 Management Incentive Plan, both as described below. Through possession of stock options or RSUs, our executives participate in the long-term results of their efforts, whether by appreciation of the Company's value or the impact of business setbacks, either Company-specific or industry based.

        For Fiscal 2014, the Compensation Committee modified the type and mix of equity awards we provide to our named executive officers, and instead of granting stock options, the Compensation Committee determined it would grant a mix of time-based RSUs and performance-based stock unit awards ("PSUs") to our named executive officers to further link the compensation of our named executive officers to performance.

        Equity awards may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made to executive officers, including the named executive officers, once a year unless such executive officer is promoted, in which case an equity award grant will normally be made at that time, or, in rare circumstances, for recognition of outstanding performance. The annual equity awards are generally granted to the named executive officers in or around May or June following our March fiscal year end. Additionally, the Compensation Committee generally grants an equity award shortly after an executive officer commences employment. We do not time the granting of equity awards with any favorable or unfavorable news, and the proximity of the grant of any equity awards to an earnings announcement or other market events is coincidental.

        In June 2011, our Board adopted the RealD Inc. 2011 Employee Stock Purchase Plan ("ESPP") which was subsequently approved by our stockholders in July 2011. The ESPP is designed to comply with the requirements of Internal Revenue Code ("Code") Section 423 and is intended to enable our employees (including our eligible named executive officers) to acquire our common shares and further align the interests of our employees with those of our stockholders. The ESPP is described in fuller detail below in the "Incentive compensation plans" section.

Employee benefits and perquisites

        We have not offered extensive or elaborate benefits to our named executive officers. We have sought to compensate our named executive officers at levels that eliminate the need for perquisites and enable each individual officer to provide for his own specific needs. We have offered other employee benefits to the named executive officers for the purpose of meeting current and future health needs for the executives. These benefits, which have been generally offered to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, flexible spending accounts for medical and dependent care expense reimbursements and a 401(k) retirement savings plan, described further in "Incentive compensation plans" below.

Corporate transaction and severance

        Each of the named executive officers, pursuant to each of their employment agreements, is eligible to receive contractually-provided severance benefits. These severance benefits are intended to provide compensation while the named executive officer searches for new employment after experiencing an involuntary termination of employment from us. We believe that providing severance protection for these named executive officers upon their involuntary termination of employment is an important retention tool that is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. We have not historically taken into account any amounts that may be received by a named executive officer following termination of employment when establishing current compensation levels. Our stock option grant agreements with the named executive officers also generally provide for some or all of the unvested options to vest immediately when certain events occur, including a company transaction, described below under "Executive employment agreements". For further details of the potential amounts that a named executive officer may receive in connection with a company transaction and termination, see "Potential payments upon termination or company transaction" below.

Tax and accounting considerations

        Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record stock-based compensation expense on an ongoing basis according to ASC 718. The Compensation Committee has considered, and may in the future consider, the grant of RSUs or other stock awards to executive officers in lieu of or in addition to stock option and RSU grants in light of the accounting impact of ASC 718 with respect to stock option and RSU grants and other considerations. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

        Section 162(m) of the Code limits companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation." To maintain flexibility in compensating executive officers in a manner designed to promote our goals, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation," for purposes of section 162(m) or that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with the best interests of us and our stockholders.

Policy on recoupment of compensation

        In June 2010, our Board unanimously approved a Policy on Recoupment of Compensation, or the Recoupment Policy, primarily to deter our senior executives and other key employees from taking actions that could potentially harm the Company and to deter any financial or accounting irregularities with respect to our financial statements. We incorporated the Recoupment Policy into the employment agreements with our named executive officers, the 2010 Stock Plan and into the 2010 Management Incentive Plan.

        Pursuant to our Recoupment Policy, certain members of management, including all of the named executive officers, may be directed to return to us performance-based compensation that the executive had previously received if either:

  (i)
  There is a restatement of any of our financial statements previously filed with the SEC (regardless of whether or not there was any misconduct committed by an executive) other than those due to changes in accounting policy, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the named executive officer, or

  (ii)
  The named executive officer's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either: (x) was a contributing factor or partial factor to us having to restate any of our financial statements previously filed with the SEC or (y) constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

        In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the named executive officers that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the

Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct (as described in clause (ii) above), any recoupment of compensation will be limited to a three year look-back period from the date the financial or accounting irregularity was discovered by us.

        Moreover, if the Compensation Committee determines that one of the named executive officers has engaged in misconduct, the Compensation Committee may take actions with respect to such executive as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to a three year look-back period) and/or disciplinary actions, including termination of employment. The Compensation Committee's power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.

Risk assessment of compensation programs

        The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our named executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Additionally, our equity incentive grants have traditionally been structured to provide longer term incentives, we have adopted stock ownership guidelines for our directors, our insider trading policy prevents selling our shares short or entering into similar derivative transactions and we have a recoupment of compensation policy in place. As a result, the Compensation Committee believes our compensation programs strike a balance between providing secure compensation and appropriate long-term incentives, such that our named executive officers are not encouraged to take unnecessary or excessive risks.

Fiscal 2013 compensation decisions

Fiscal 2013 base salaries

        In May 2012, the Compensation Committee reviewed the compensation of Messrs. Lewis, Skarupa, Peixoto and Gatarz for potential adjustments and equity compensation grants for Fiscal 2013. The Compensation Committee increased the base salary of Messrs. Skarupa and Gatarz to $450,000 and $400,000, respectively, effective as of July 1, 2012. In connection with the increase, the Compensation Committee recognized Mr. Gatarz' and Mr. Skarupa's individual performance achievements. The base salaries and other compensation components for Messrs. Lewis and Peixoto for Fiscal 2013 remained unchanged from Fiscal 2012.

        The following table provides the annual base salaries for each of our named executive officers for Fiscal 2012 and 2013:

Name	Fiscal 2012 base salary		Fiscal 2013 base salary
Michael V. Lewis	$700,000		$700,000
Andrew A. Skarupa	$420,000		$450,000
Joseph Peixoto	$625,000		$625,000
Craig Gatarz	$350,000		$400,000
Minard Hamilton	—	(1)	$300,000

(1)
Mr. Hamilton joined RealD during Fiscal 2013 in February 2013.

Fiscal 2013 performance-based bonus targets and total award amounts

        In May 2012, the Compensation Committee unanimously approved Fiscal 2013 performance objectives for Messrs. Lewis, Skarupa, Peixoto and Gatarz for their Fiscal 2013 performance-based cash opportunity bonus and, in February 2013, unanimously approved Fiscal 2013 performance objectives for Mr. Hamilton in connection with his hire for a pro-rated Fiscal 2013 performance-based cash opportunity bonus, which are provided and administered under our 2010 Management Incentive Plan. Further details on the 2010 Management Incentive Plan can be found in "Incentive compensation plans" below. For Fiscal 2013, cash bonuses for each of these named executive officers were based on the Company's achievement of annual Adjusted EBITDA performance objectives and then individual and departmental objectives were secondarily considered. These objectives were determined by the Compensation Committee and provided to each of the named executive officers. Adjusted EBITDA is defined as our net income (loss), plus net interest expense, income and other taxes, depreciation and amortization, share-based compensation expense and exhibitor option expense, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see "Management's discussion and analysis of financial condition and results of operations—Non-U.S. GAAP discussion" in our 2013 Annual Report.

        The target bonuses that can be earned by the named executive officers for Fiscal 2013 under these performance-based opportunities are calculated as a percentage of annual base salary with such target percentage reflected below. In addition, if actual performance exceeds the targeted level of performance, then the Compensation Committee may award bonuses in excess of the target amounts. The target percentage for Fiscal 2013 for Mr. Lewis was increased from one hundred percent (100%) to one hundred and twenty percent (120%) of his annual base salary because the Compensation Committee determined that an increase was warranted to recognize Mr. Lewis' individual achievement in Fiscal 2012. The target percentage for Fiscal 2013 for Messrs. Skarupa, Peixoto and Gatarz remained unchanged from the percentage for Fiscal 2012.

Name	Target Percentage of Fiscal 2013 base salary
Michael V. Lewis	120%
Andrew A. Skarupa	80%
Joseph Peixoto	80%
Craig Gatarz	80%
Minard Hamilton	80%

        The actual bonus paid may be more or less than the target amount; however, such bonus payments are subject to the limit provided by the 2010 Management Incentive Plan, which provides that bonuses paid under the 2010 Management Incentive Plan to any one participant in the aggregate may not exceed $5 million in any fiscal year.

        For Fiscal 2013, the Adjusted EBITDA target was $81.1 million and our actual achieved Adjusted EBITDA was $63.3 million. Because achievement of our annual Adjusted EBITDA target was not exceeded, the Compensation Committee decided to award performance bonuses to our named executive officers at a level below the target amounts in cash which were paid in June 2013. The Compensation Committee also considered the performance of each of the named executive officers in Fiscal 2013 against their objectives on a scale of 1 through 4 with a performance rating of 1 being the lowest performance rating and 4 being the highest performance rating when determining the final cash performance bonus amounts indicated in the table below.

Name	Fiscal 2013 Performance Based Bonus Amount Paid in Cash
Michael V. Lewis	$375,000
Andrew A. Skarupa	$160,000
Joseph Peixoto	$225,000
Craig Gatarz	$185,000
Minard Hamilton(1)	$25,000

(1)
Mr. Hamilton joined RealD in February 2013; his performance bonus was pro-rated for his partial service in Fiscal 2013.

Fiscal 2013 stock option grants to named executive officers

        The Compensation Committee unanimously approved awards of nonstatutory stock options to each of our named executive officers for Fiscal 2013. Except for Mr. Hamilton, who did not become a Company employee until February 2013, these annual stock option awards were granted to the named executive officers on May 8, 2012 with a vesting commencement date of July 1, 2012. In February 2013, Mr. Hamilton received a new hire nonstatutory stock option grant upon his commencement of employment. The stock option awards were granted under the 2010 Stock Plan and have a per share exercise price equal to the per share closing price of our Company common stock on the date of grant. The stock options will vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following such first anniversary, subject to the named executive officer's continued service with the Company, and include potential acceleration of vesting, that is generally as described below under "Executive employment agreements." As discussed below in Fiscal 2014 compensation decisions, in response to our stockholder's concerns, the Compensation Committee amended Mr. Lewis' Fiscal 2013 stock option grant to vest based upon the achievement of performance conditions relating to our TSR, relative to the Index. The number of shares subject to each of these stock option grants is as shown in the following table:

Name	Fiscal 2013 Stock Option Grants (shares)
Michael V. Lewis	450,000	(1)
Andrew A. Skarupa	105,000
Joseph Peixoto	120,000
Craig Gatarz	100,000
Minard Hamilton	275,000

(1)
The Company's relative TSR must be at least at the 70th percentile of the Index in order for Mr. Lewis to earn the full award.

Fiscal 2014 compensation decisions

        In June 2013, the Compensation Committee reviewed the named executive officers' compensation for potential adjustments and equity grants for Fiscal 2014. In connection with its review, and with input regarding market positioning identified by Cook, the Compensation Committee increased the base salary of Mr. Gatarz to $420,000, to be effective as of July 1, 2013 because the Compensation Committee determined that an increase was warranted to recognize Mr. Gatarz' individual achievement in Fiscal 2013. The base salaries for Messrs. Lewis, Skarupa, Peixoto and Hamilton for Fiscal 2014 remained unchanged from Fiscal 2013. The Compensation Committee also unanimously approved Fiscal 2014 performance objectives for the named executive officers Fiscal 2014 performance-based opportunity bonus which will be provided and administered under our 2010 Management Incentive Plan. For Fiscal 2014, cash bonuses for each of these named executive officers will be based on the Company's achievement of annual Adjusted EBITDA performance objectives with individual and departmental objectives also secondarily considered. These Fiscal 2014 performance objectives will be difficult to attain. The target bonus that can be earned by the named executive officers for Fiscal 2014 under these performance-based opportunities is calculated as a percentage of annual base salary. The target percentage for Fiscal 2014 for the named executive officers remains unchanged from the percentage for Fiscal 2013, which is disclosed in "Fiscal 2013 performance-based bonus targets" above. The actual bonus paid may be more or less than the target amount; however, any bonus payment is subject to the limit provided by the 2010 Management Incentive Plan, which provides that bonuses paid under the 2010 Management Incentive Plan to any one participant in the aggregate may not exceed $5 million in any fiscal year.

        Additionally, in June 2013, the Compensation Committee, with input regarding similarly-situated executives at peer companies identified by Cook, unanimously approved an equity award for Mr. Lewis in the form of a PSU (100% of Mr. Lewis' equity award for Fiscal 2014 is performance contingent). The Compensation Committee also unanimously approved equity awards for the other named executive officers which were 50% granted as RSUs and 50% granted as PSUs. These awards were approved by the Compensation Committee on June 5, 2013 under the 2010 Stock Plan. A target number of PSUs was established by the Compensation Committee for each named executive officer as set forth in the table below under the heading "Fiscal 2014 Performance-Vested Restricted Stock Units (PSUs)" (the "Target Number"). The actual number of PSUs that may vest and be issuable to each named executive officer will be between 0% and 200% of the Target Number, depending on the total licensing revenue received by the Company (the "TLR") during the period between April 1, 2013 and March 31, 2015 (the "Performance Period") as compared to a performance target set by the Compensation Committee (the "Performance Target"). Licensing revenue was selected as the performance measure because RealD is primarily a technology licensing company and it accurately reflects the strategic growth of the Company's cinema business through geographic expansion, improved market penetration and increased 3D content, which can be affected by our managers and ultimately affects our underlying revenue and profit generating operations.

        No later than 45 days following the Performance Period, the Compensation Committee will certify (such date, the "Certification Date") the Company's TLR performance during the Performance Period and determine the amount of PSUs that are eligible to vest based on such performance. TLR of less than 80% of the Performance Target during the Performance Period will result in no stock units being eligible to vest; TLR of at least 80% of the Performance Target during the Performance Period will result in stock units equal to 50% of the Target Number being eligible to vest; TLR equal to at least the Performance Target during the Performance Period will result in stock units equal to 100% of the Target Number being eligible to vest; and TLR of at least 120% of the Performance Target during the Performance Period will result in stock units equal to 200% of the Target Number being eligible to vest, with varying degrees of stock units being eligible to vest based on TLR falling between such amounts. Subject in each case to the recipient's continued service to the Company on such date (except that vesting may accelerate under certain circumstances if the recipient is terminated without cause, if the recipient resigns for good reason, in the event of a change in control of the Company or due to the death or disability of the recipient), 2/3 of the total number of stock units eligible to vest will vest on the Certification Date and 1/3 of the total number of stock units eligible to vest will vest on March 31, 2016.

        The RSUs granted to the named executive officers (excluding Mr. Lewis) are subject to vesting over a 3 year time period with 1/3 of the RSU vesting on the first anniversary of the July 1, 2013 vesting commencement date and the remainder vesting in equal quarterly installments over the remaining 2 years, in all cases subject to the named executive officers continued service with the Company, and include potential acceleration of vesting, that is generally as described below under "Executive employment agreements".

        The number of shares subject to the Fiscal 2014 PSUs and RSUs is as shown in the following table:

Name	Fiscal 2014 Performance-Vested Restricted Stock Units (PSUs)	Fiscal 2014 Time-Vested Restricted Stock Units (RSUs)
Michael V. Lewis	167,300	—
Andrew A. Skarupa	41,899	30,000
Joseph Peixoto	47,486	34,000
Craig Gatarz	33,520	24,000
Minard Hamilton	5,121	3,667

        Based on the results of our advisory vote on executive compensation in 2012 and our stockholder outreach, on June 5, 2013, the Compensation Committee approved an amendment to the stock option granted to Mr. Lewis on May 8, 2012. The amendment retroactively changes the vesting schedule of the Mr. Lewis' stock option so that it now vests based upon achievement of performance goals rather than based solely upon Mr. Lewis' continued service with the Company. The Amendment became effective on June 20, 2013 (the "Amendment Date"). The Amendment provides that, at the end of the calendar quarter during which the 3-year anniversary of the Amendment Date occurs (and provided that Mr. Lewis continues in our service through such date), the shares subject to the stock option will be eligible to vest based on our TSR, relative to the average TSR of the Index measured over the period of time from the Amendment Date to the end of such calendar quarter in which the Amendment Date occurs. The amount of shares that will vest is based on where our TSR falls within the average TSR of the Index; none of the shares will vest if the Company's return is below the 40th percentile of the average Index return and all of the shares will vest if the Company's return is at or above the 70th percentile of the average Index return. To the extent shares remain unvested, such unvested shares are eligible to vest at the end of each subsequent calendar quarter until the 5-year anniversary of the Amendment Date (and provided Mr. Lewis continues in the Company's service during each of such vesting date(s)), based on the same comparison of our TSR to the average TSR of the Index, but using the TSR of the Company as compared to the average TSR of the Index measured over the period from the Amendment Date to the end of such calendar quarter(s). In the event of a change of control or Mr. Lewis' involuntary termination, prior to the 5-year anniversary of the Amendment Date, the shares are eligible to vest based on a similar comparison of our stock price and return to the average Index return measured as of such change of control or termination date. All of the shares become vested upon Mr. Lewis' death or disability at any time prior to the 5-year anniversary of the Amendment Date.

 Executive compensation

        The following tables provide information on compensation for the services of the named executive officers for Fiscal 2013.

Summary compensation table—Fiscal 2013

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation(5)		Total
Michael V. Lewis,	2013	$700,000	—	$2,844,000	(6)	$375,000	$25,100	(4)	$3,944,100
Chief Executive Officer, Director	2012	$700,000	$350,000	$3,780,000		$700,000	$24,491	(4)	$5,554,491
and Chairman of the Board	2011	$667,692	$1,050,000	$10,146,750		$700,000	$20,669	(4)	$12,585,111
Andrew A. Skarupa,	2013	$450,000	—	$663,600		$160,000	$17,277		$1,290,877
Chief Financial Officer	2012	$420,000	$168,000	$1,323,000		$336,000	$4,523		$2,251,523
	2011	$397,385	$504,000	$1,877,400		$336,000	$6,354		$3,121,139
Joseph Peixoto,	2013	$625,000	—	$758,400		$225,000	—		$1,608,400
President of Worldwide Cinema	2012	$625,000	$250,000	$1,512,000		$500,000	—		$2,887,000
	2011	$608,846	$750,000	$2,213,925		$1,000,000	—		$4,572,771
Craig Gatarz,	2013	$400,000	—	$632,000		$185,000	—		$1,217,000
Executive Vice President,	2012	$350,000	$140,000	$850,500		$280,000	—		$1,605,500
General Counsel and Secretary	2011	$276,615	$348,000	$3,730,575		$232,000	—		$4,587,190
Minard Hamilton,	2013	$300,000	—	$1,696,750		$25,000	$923		$2,022,673
Executive Vice President,
Mobile and Consumer(3)

(1)
Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all option awards granted to the named executive officer during Fiscal 2013 and which are described in the "Grants of plan-based awards-Fiscal 2013" table below. Assumptions used to calculate these amounts are included in Note 9, "Share-based compensation," to our consolidated financial statements for the year ended March 31, 2013, which are included in our 2013 Annual Report.

(2)
Represents the amount of the Fiscal 2013 performance-based bonuses that was paid under the 2010 Management Incentive Plan in cash. Further details on the Fiscal 2013 performance-based bonuses paid under the 2010 Management Incentive Plan are described in "Fiscal 2013 performance-based bonus targets and total award amounts" above and the "Grants of plan-based awards- Fiscal 2013" table below.

(3)
Mr. Hamilton first became a named executive officer in Fiscal 2013 after he joined the Company in February 2013.

(4)
Includes annual automobile allowance of $8,100.

(5)
Unless otherwise indicated, the amounts in this column consist of matching contributions made by us in cash under our tax-qualified 401(k) retirement savings plan.

(6)
There was no incremental grant date fair value in Fiscal 2013 resulting from the Fiscal 2014 amendment of Mr. Lewis' Fiscal 2013 stock option grant to vest based upon the achievement of performance conditions relating to our TSR relative to the Index.

 Grants of plan-based awards—Fiscal 2013

        The following table provides information on cash-based and equity-based awards granted in Fiscal 2013 to the named executive officers:

					All other option awards: number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)
		Estimated future payouts under non-equity incentive plan awards(1)					Grant Date Fair Value of Stock and Option Awards(3)
	Grant date
Name		Threshold	Target	Maximum
Michael V. Lewis	5/8/2012	$420,000	$840,000	$1,260,000	450,000	$11.34	$2,844,000
Andrew A. Skarupa	5/8/2012	$180,000	$360,000	$540,000	105,000	$11.34	$663,600
Joseph Peixoto	5/8/2012	$250,000	$500,000	$750,000	120,000	$11.34	$758,400
Craig Gatarz	5/8/2012	$160,000	$320,000	$480,000	100,000	$11.34	$632,000
Minard Hamilton	2/7/13	$120,000	$240,000	$360,000	275,000	$11.36	$1,696,750

(1)
Each named executive officer was eligible to earn a Fiscal 2013 performance-based bonus pursuant to his employment agreement as discussed in "Executive employment agreements" and "Fiscal 2013 performance-based bonus targets and total award amounts" and as implemented under the 2010 Management Incentive Plan. The performance bonus for each named executive officer was based on attaining Fiscal 2013 Adjusted EBITDA of $81.1 million, with individual and departmental performance objectives also secondarily considered. The named executive officers were eligible to earn a performance bonus upon the attainment of 50% of the Fiscal 2013 Adjusted EBITDA target goal and could earn up to a maximum amount of 1.5 times his respective target. These threshold and maximum limits mirrored the Company's approach for our non-executive annual bonus plan. The 2010 Management Incentive Plan also has an annual maximum limit of $5 million that can be paid to any one participant. The Company's actual Adjusted EBITDA was $63.3 million. Because achievement of our annual Adjusted EBITDA target was not exceeded, the Compensation Committee decided to award cash performance bonuses to our named executive officers at a level below the target amounts as reported above in the "Summary compensation table-Fiscal 2013.

(2)
The stock options will vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following such anniversary, subject to the named executive officer's continued service with the Company, and include acceleration of vesting, that is generally as described below under "Executive employment agreements". Note, however, that in Fiscal 2014, Mr. Lewis' stock option was amended such that the shares subject to his stock option will be eligible to vest on the 3-year anniversary of the Amendment Date based on our TSR, relative to the average TSR of the Index.

(3)
In accordance with applicable SEC rules, this column shows the aggregate grant date fair value of the stock options granted to the named executive officer during Fiscal 2013 and are further described in the "Outstanding equity awards at Fiscal 2013 year-end" table below and "Fiscal 2013 equity compensation grants to named executive officers" above. For the stock options that were granted to each of the named executive officers other than Mr. Hamilton, fair value is calculated in accordance with FASB ASC Topic 718, Stock Compensation, using the Black-Scholes value on the May 8, 2012 grant date of $6.32 per share. For the option granted to Mr. Hamilton, fair value is calculated in accordance with FASB ASC Topic 718, Stock Compensation, using the Black-Scholes value on the February 7, 2013 grant date of $6.17. For additional information on the valuation assumptions, refer to Note 9, "Share-based compensation," to our consolidated financial statements for the fiscal year ended March 31, 2013, in our 2013 Annual Report.

 Executive employment agreements

        In April 2010, our Board unanimously approved the substantive terms of new employment agreements with Messrs. Lewis, Skarupa and Peixoto and their formal employment agreements were later approved by our Board in May 2010. Each of these new written employment agreements, effective as of April 1, 2010, was executed on May 25, 2010 by these named executive officers. In October 2010, the Compensation Committee unanimously approved the terms of a new employment agreement with Mr. Gatarz to generally conform to the employment agreement terms for the other named executive officers and which was effective as of October 18, 2010. In February 2013, the Compensation Committee unanimously approved the terms of an employment agreement with Mr. Hamilton to generally conform to the employment agreement terms for the other named executive officers and which was effective as of his commencement of employment on February 6, 2013. Additionally, in connection with entering into their employment agreements, each of the named executive officers was required to enter into an employee invention assignment and confidentiality agreement which contains various restrictive covenants including employee non-solicit obligations. These employment agreements for the named executive officers replaced and superseded any prior employment agreements and are summarized below.

        Michael Lewis, Chief Executive Officer and Chairman of the Board.    On May 25, 2010, we entered into an employment agreement with Mr. Lewis effective April 1, 2010. The agreement provides that Mr. Lewis will continue to serve as Chief Executive Officer and Chairman.

        Additionally, we have agreed to nominate Mr. Lewis for election to the Board throughout the term of his employment agreement whenever his term as a director comes up for re-election. The initial term of the agreement originally extended through March 31, 2013 and has since been extended to run through March 31, 2015.

        Andrew A. Skarupa, Chief Financial Officer.    On May 25, 2010, we entered into a new employment agreement with Mr. Skarupa effective April 1, 2010, which replaced and superseded his prior employment agreement. The new agreement provides that Mr. Skarupa will continue to serve as Chief Financial Officer and Chief Operating Officer. The initial term of the new agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014. On June 5, 2013, Mr. Skarupa voluntarily relinquished his title of Chief Operating Officer as a result of several factors, including (i) Mr.Skarupa transitioning many of his responsibilities as Chief Operating Officer to other members of our management team, including Leo Bannon, our Executive Vice-President of Global Operations, who joined us in late 2011; and (ii) allowing Mr. Skarupa to focus on his responsibilities as our Chief Financial Officer.

        Joseph Peixoto, President of Worldwide Cinema.    On May 25, 2010, we entered into a new employment agreement with Mr. Peixoto effective April 1, 2010, which replaced and superseded his prior employment agreement. The new agreement provides that Mr. Peixoto will continue to serve as President of Worldwide Cinema. Under this agreement, Mr. Peixoto was an at-will employee of the Company through June 15, 2010. The initial term of the agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014.

        Craig Gatarz, Executive Vice President and General Counsel.    On October 18, 2010, we entered into a new employment agreement with Mr. Gatarz which replaced and superseded his January 2010 employment agreement. The October 2010 agreement provides that Mr. Gatarz will continue to serve as Executive Vice President, General Counsel and Secretary. Under the October 2010 agreement, Mr. Gatarz received a cash bonus in the amount of $50,000 as a result of his efforts which contributed to the Company's successful IPO in July 2010. This October 2010 employment agreement also provides severance benefits and payments which generally conform to those terms of the other named executive officers. The terms and conditions of the October 2010 agreement are described in the below table and footnotes. The initial term of the agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014.

        Minard Hamilton, Executive Vice President, Mobile and Consumer.    On February 6, 2013, we entered into an employment agreement with Mr. Hamilton in connection with the commencement of his employment on February 6, 2013. The February 2013 agreement provides that Mr. Hamilton will serve as Executive Vice President, Mobile and Consumer. This February 2013 employment agreement also provides severance benefits and payments which generally conform to those terms of the other named executive officers. The terms and conditions of the February 2013 agreement are described in the below table and footnotes. The initial term of the agreement originally extends through March 31, 2015.

        The term of the employment agreements for Messrs. Skarupa, Peixoto, Gatarz and Hamilton will be automatically extended by one additional year on April 1, 2014, and on each subsequent April 1st through and including April 1, 2015 (and through and including April 1, 2016 in the case of Mr. Hamilton), unless either party has previously provided written notice to not so extend the term, except that the agreements shall in all cases expire no later than (and cannot be extended beyond) March 31, 2017 (March 31, 2018 for Mr. Hamilton). The term of the employment agreement for Mr. Lewis will be automatically extended as described in the preceding sentence except such automatic extension only will occur on April 1, 2014. In the event that the named executive officer's employment continues after the expiration of the term of his employment agreement, then the named executive officer's employment shall continue on an at-will basis and during such at-will period either party can terminate the named executive officer's employment without obligation (including without any obligation to provide severance payments or benefits) and/or we can change any or all of the terms of the named executive officer's employment at any time for any reason or no reason by providing written notice. Additionally, each of these employment agreements provide for eligibility for future equity compensation awards and also provided, except for Mr. Hamilton, for time and performance-based stock option awards to the named executive officers in connection with our IPO.

        The following table highlights additional items contained in the employment agreements that were effective in Fiscal 2013 for the named executive officers.

	Annual target bonus as percentage of salary		Equity compensation		Severance payments upon "Qualifying Termination" within the Company "Change in Control" Period		Severance payments upon "Qualifying Termination"		Severance payments upon termination due to death or "disability"		Other
Michael V. Lewis	120	%(1)		(2)(3)		(5)		(7)		(9)		(10)(11)
Andrew A. Skarupa	80	%(1)		(2)(3)		(6)		(8)		(9)		(10)
Joseph Peixoto	80	%(1)		(2)(3)		(6)		(8)		(9)		(10)
Craig Gatarz	80	%(1)		(2)(3)(4)		(6)		(8)		(9)		(10)
Minard Hamilton	80	%(1)		(3)(4)		(6)		(8)		(9)		(10)

(1)
The named executive officer will be eligible for an annual cash incentive bonus based on attainment of performance objectives. The named executive officer's employment agreement provides for an annual target bonus amount as a percentage of his annual base salary with such target percentage reflected in this column. The actual bonus paid may be more or less than the target amount. It is expected that any bonus payment shall be paid to the named executive officer no later than the 15th day of the third month immediately following the end of the applicable fiscal year. If prior to the end of any fiscal year performance period, the named executive officer's employment is terminated either by us without "cause" or by the named executive officer for "good reason," as defined in his employment agreement, or his employment with us is terminated due to his death or disability, the named executive officer will continue to be eligible to earn a pro-rated portion of the bonus based on the ratio of the number of days he was employed in the performance period and subject to the Company's attainment of the applicable performance objectives for the performance period.

(2)
The agreements provided for the grant of an annual equity award for Fiscal 2011 of a nonstatutory stock option and the grant of a one-time, special public offering nonstatutory stock option to the named executive officers at or shortly before the date of our IPO in July 2010. These options were granted on July 15, 2010, and have a per share exercise price equal to $16.00, the price at which shares were offered to be sold to the public in our IPO, and the Fiscal 2011 annual stock options have a July 15, 2010 vesting commencement date. The vesting of these awards are described below in footnotes (1) and (2) to the "Outstanding equity awards at Fiscal 2013 year-end" table.

(3)
The named executive officer's vested options will be exercisable, except in the event of the termination of the named executive officer's employment for "cause" or without "good reason" wherein the named executive officer fails to provide written notice to the Company of such termination at least six months prior to the termination date, until the earliest of (i) twelve months following his termination date; or (ii) the scheduled expiration date of the awards; or (iii) the date in which the award is cancelled, and not assumed, pursuant to a change in control or merger or similar transaction involving the Company. Further, in the event the named executive officer terminates his employment without "good reason," as defined in his employment agreement, and his termination date occurs prior to the end of a required six-month notice period, or in the event of the termination of his employment for "cause," as defined in his employment agreement, then his stock option awards shall immediately expire and be forfeited (whether or not vested) as of such termination date.

(4)
Mr. Hamilton was awarded a nonstatutory stock option on February 7, 2013 to purchase 275,000 shares of common stock of the Company. This option to purchase 275,000 shares has an $11.36 per share exercise price and was awarded to Mr. Hamilton in connection with his offer of employment and vests as follows: (i) 1/4 of the option vests on February 7, 2014 and (ii) an additional 1/48 of the option vests per month for each of the 36 months following February 7, 2014, subject to continued service with the Company. Mr. Gatarz was also awarded a nonstatutory stock option on July 15, 2010 to purchase 300,000 shares of common stock of the Company, in addition to the awards referenced in this table. This additional option to purchase 300,000 shares has a $16.00 per share exercise price and a February 8, 2010 vesting commencement date and was awarded to Mr. Gatarz in connection with his offer of employment and vests as described in footnote (3) above.

(5)
If Mr. Lewis is no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, is terminated either by us without "cause" or by Mr. Lewis for "good reason," as defined in his employment agreement, during the time period that commences on the date that is ninety (90) days before a "change in control" and extends through the date that is twenty-four (24) months after a "change in control," as defined in his employment agreement, then Mr. Lewis will receive: (a) a lump-sum cash payment in an amount equal to 400% of Mr. Lewis' annual base salary (but no amount attributable to his cash bonus opportunity and so in the aggregate less than 300% of his target annual cash compensation); (b) Company-paid medical insurance premiums and other benefits being received by Mr. Lewis as of his "qualifying termination date," as defined in his employment agreement, after termination for up to 18 months; and (c) all unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) will fully vest as of the later of the "qualifying termination date" or immediately prior to the date of the "change in control." The cash severance shall be fully paid to Mr. Lewis in a single lump sum payment on the 90th day after his termination date. Further, Mr. Lewis' employment agreement states that he will have no obligation to mitigate any post-employment amounts that are owed to him nor will such amounts be subject to offset. We will condition the payment of the severance benefits upon Mr. Lewis providing a release of claims against us, our affiliates and related parties.

(6)
If the named executive officer's employment with the Company is terminated by us without "cause" or by the named executive officer for "good reason," as defined in his employment agreement, during the time period that commences on the date that is ninety (90) days before a change in control and extends through the date that is twenty-four (24) months after a "change in control," as defined in his employment agreement, then the named executive officer will receive: (a) a lump-sum cash payment in an amount equal to 180% of the named executive officer's annual base salary; (b) Company-paid medical insurance premiums being received by the named executive officer as of his "termination date," as defined in his employment agreement, after termination for up to eighteen (18) months; and (c) all unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) will fully vest as of the later of the termination date or immediately prior to the date of the "change in control." The cash severance shall be fully paid to the named executive officer in a single lump sum payment on the 90th day after his termination date. For Mr. Hamilton, the amount in clause (a) above is equal to one hundred percent (100%) of Mr. Hamilton's then annual base salary. We will condition the payment of the severance benefits upon the named executive officer providing a release of claims against us, our affiliates and related parties.

(7)
If Mr. Lewis is no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, is terminated either by us without "cause" or by Mr. Lewis for "good reason," as defined in his employment agreement, then Mr. Lewis will receive: (a) cash payments in an aggregate amount equal to 200% of Mr. Lewis' then annual base salary, with the first installment of cash severance (in an amount equal to three months of his base salary) being paid on the 90th day after the date of his termination and with the remaining amount of cash severance being paid in monthly pro-rata installments commencing four months after the date of his termination such that the last installment is paid on the second anniversary of his termination date; (b) a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period; (c) Company-paid medical insurance premiums, and all other benefits being provided to him as of his "qualifying termination date," as defined in his employment agreement, after termination for up to 18 months; and (d) all equity-based compensation awards granted during the term of his employment agreement that would have vested (where vesting is based solely on continued employment) may become additionally vested as if his termination date had occurred twenty-four (24) months later. If any portion of such equity-based compensation awards vest on an annual or cliff basis based on continued employment, then the portion of the award that would have vested through the additional twenty-four month period if such award vested on a monthly basis shall also vest and become exercisable. Additionally, Mr. Lewis shall be eligible for a discretionary bonus, as determined by the Board or the Compensation Committee, for the portion of the fiscal year he served through the date of the termination. Mr. Lewis' discretionary bonuses, if any, shall be paid no later than the 15th day of the third month immediately following the fiscal year in which the termination occurred. Further, Mr. Lewis' employment agreement states that he will have no obligation to mitigate any post-employment amounts that are owed to him nor will such amounts be subject to offset. We will condition the payment of the severance benefits upon Mr. Lewis providing a release of claims against us, our affiliates and related parties.

(8)
If the named executive officer's employment is terminated by us without "cause" or by the named executive officer for "good reason," as defined in the employment agreement, then the named executive officer will receive: (a) cash payments paid over a ten-month period beginning on the 90th day after the named executive officer's termination date with such payments being paid in monthly pro-rata installments in an aggregate amount equal to 100% of the named executive officer's annual base salary in effect on his termination date such that the last installment is paid on the first anniversary of his termination date; (b) a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period; and (c) Company-paid medical insurance premiums after termination for up to 12 months. We will condition the payment of the severance benefits upon the named executive officer providing a release of claims against us, our affiliates and related parties.

(9)
If the named executive officer's employment is terminated due to his death or disability, then the named executive officer will be eligible to receive a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period. Mr. Lewis will additionally be eligible to receive a discretionary bonus, as determined by the board of directors or the Compensation Committee, for the portion of the fiscal year he served through the date of the termination.

(10)
In the event the named executive officer has received payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would be in a better economic position by receiving all payments. Additionally, Messrs. Lewis and Skarupa received reimbursement of legal fees they incurred in connection with the execution of their May 2010 employment agreements.

(11)
Upon a "change in control," as defined in Mr. Lewis' employment agreement, wherein (a) Mr. Lewis' unvested equity-based compensation awards are not assumed by or substituted into comparable equity incentives of the acquirer in a "change in control," or (b) the acquirer's shares (into which Mr. Lewis' unvested equity-based compensation awards are converted or substituted) are not publicly-traded on an "Established Securities Market," as defined in the employment agreement, then in either case the unvested equity awards (but excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) that are then outstanding shall become fully vested and exercisable as of immediately before such "change in control." In addition, if, during the term of the agreement, Mr. Lewis is still employed by us as of the consummation of a "change in control" and the acquirer's shares (into which the equity awards have been converted or substituted) are not publicly traded on an "Established Securities Market" at any time after such "change in control," then the unvested equity awards which are then outstanding shall become fully vested and exercisable as of immediately before the date on which the acquirer's shares are no longer so publicly traded.

 Outstanding equity awards at Fiscal 2013 year-end

        The following table shows the number of shares of common stock covered by stock options and also stock units held by the named executive officers as of March 31, 2013.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(14)
Michael V. Lewis	—	—	412,500	$16.00	7/14/20	(1)
	475,000	237,000	—	$16.00	7/14/20	(2)
	125,000	175,000	—	$22.92	6/30/21	(3)
		450,000		$11.34	5/7/22	(4)(7)
							15,271	(12)	$198,523
							30,864	(13)	$401,232
Andrew A. Skarupa	643,710	—	—	$0.06667	1/10/15	(5)(6)
	—	—	52,500	$16.00	7/14/20	(1)
	105,000	52,500	—	$16.00	7/14/20	(2)
	43,750	61,250	—	$22.92	6/30/21	(3)
		105,000		$11.34	5/7/22	(7)
							7,330	(12)	$95,290
							14,814	(13)	$192,582
Joseph Peixoto	442,174	—	—	$1.66667	4/24/16	(6)(8)
	375,000	—	—	$4.66667	9/5/17	(6)(9)
	359,375	15,625	—	$10.00	6/10/19	(6)(10)
	—	—	63,750	$16.00	7/14/20	(1)
	122,500	61,250	—	$16.00	7/14/20	(2)
	50,000	70,000	—	$22.92	6/30/21	(3)
		120,000		$11.34	5/7/22	(7)
							10,908	(12)	$141,804
							22,045	(13)	$286,585
Craig Gatarz	—	—	30,000	$16.00	7/14/20	(1)
	200,000	100,000	—	$16.00	7/14/20	(2)
	65,000	32,500	—	$16.00	7/14/20	(2)
	28,125	39,375	—	$22.92	6/30/21	(3)
		100,000		$11.34	5/7/22	(7)
							5,061	(12)	$65,793
							12,345	(13)	$160,485
Minard Hamilton	—	275,000	—	$11.36	2/7/23	(11)	—		—

(1)
These performance-based options were granted under the 2010 Stock Plan on July 15, 2010, with an exercise price equal to the initial offering price of our IPO in July 2010. The vesting commencement date was July 16, 2010 and the options will vest based both on a 3-year time-based cliff vesting schedule and on relative total stockholder return performance objectives over the 3year period commencing with our IPO in July 2010 as measured against a peer group of companies. In addition, these options may also become fully vested and exercisable, excluding any portion which is forfeited due to failure to achieve the requisite performance objectives, in the event of the named executive officer's death, disability, involuntary termination without cause or for good reason or in the event of a "change in control," as defined in the named executive officers' employment agreements and explained further in "Executive employment agreements."

(2)
These time-based options were granted under the 2010 Stock Plan on July 15, 2010, with an exercise price equal to the initial offering price of our IPO in July 2010. The vesting commencement date was July 15, 2010 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company. In addition, these options may also become fully vested and exercisable in the event of a "change in control," as defined in the named executive officers' employment agreements and explained further in "Executive employment agreements." For Mr. Lewis, the vesting of his time-based options may also be accelerated in the event of an involuntary termination of his employment without cause or for good reason as explained further in "Executive employment agreements."

(3)
These time-based options were granted under the 2010 Stock Plan on July 1, 2011. The vesting commencement date was July 1, 2011 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company. In addition, these options may also become fully vested and exercisable in the event of a "change in control," as defined in the named executive officers' employment agreements and explained further in "Executive employment agreements." For Mr. Lewis, the vesting of his time-based options may also be accelerated in the event of an involuntary termination of his employment without cause or for good reason as explained further in "Executive employment agreements."

(4)
The vesting schedule of this option was modified on June 5, 2013 to vest based on a relative TSR performance objective over a 3 or 4 year period from the modification date as measured against a peer group of companies, as further described above in "Fiscal 2014 compensation decisions".

(5)
This option was granted under the 2004 Plan on January 10, 2005, with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant. The vesting commencement date was January 10, 2005.

(6)
These time-based options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the thirty-six (36) months following the month of the one-year anniversary of the vesting commencement date. In addition, these options may also become fully vested and exercisable in the event of a "company transaction," as defined in the 2004 Plan and explained further in "Long-term equity-based compensation" and "Incentive compensation plans."

(7)
These time-based options were granted under the 2010 Stock Plan on May 8, 2012. The vesting commencement date was July 1, 2012 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company. In addition, these options may also become fully vested and exercisable in the event of a "change in control," as defined in the named executive officers' employment agreements and explained further in "Executive employment agreements."

(8)
This option was granted under the 2004 Plan on April 24, 2006, with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant. The vesting commencement date was February 1, 2006.

(9)
This option was granted under the 2004 Plan on September 5, 2007, with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant. The vesting commencement date was September 1, 2007.

(10)
This option was granted under the 2004 Plan on June 10, 2009, with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant. The vesting commencement date was May 25, 2009.

(11)
This time-based option was granted under the 2010 Stock Plan on February 7, 2013, with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant. The vesting commencement date was February 7, 2013 and the option vests as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company. In addition, this option may also become fully vested and exercisable in the event of a "change in control," as defined in Mr. Hamilton's employment agreement and explained further in "Executive employment agreements."

(12)
These time-based stock units were granted under the 2010 Stock Plan on July 1, 2011. The stock units are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company and include acceleration of vesting, that is generally as described under "Executive employment agreements".

(13)
These time-based stock units were granted under the 2010 Stock Plan on May 8, 2012. The vesting commencement date was July 1, 2012 and the stock units are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company and include acceleration of vesting, that is generally as described under "Executive employment agreements".

(14)
The market values of the stock units were calculated using our closing share price of $13.00 on the last business day of Fiscal 2013.

Option exercises and stock vested—Fiscal 2013

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael V. Lewis	—	—	15,270	$165,481
Andrew A. Skarupa	—	—	7,329	$79,427
Joseph Peixoto	—	—	10,907	$85,642
Craig Gatarz	—	—	5,061	$54,844
Minard Hamilton	—	—	—	—

Pension benefits

        We do not maintain any defined benefit pension plans.

Nonqualified deferred compensation

        We do not maintain any nonqualified deferred compensation plans. However, pursuant to our tax-qualified 401(k) retirement savings plan as described below, employees may elect to defer between 1% and 100% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Service and we make an employer matching contribution to the plan in the amount of up to 100% of the first 4% of eligible compensation that employees defer each year.

Potential payments upon termination or company transaction

Payments made upon resignation or termination for cause

        If a named executive officer resigns or his employment is terminated by us for cause, the named executive officer will be entitled only to any accrued and unpaid salary and vested benefits and no severance.

Payments made upon involuntary termination by the Company without cause or for good reason by executive, or company transaction

        If a named executive officer who is party to an employment agreement is involuntarily terminated either without cause by us (or by the executive due to a specified good reason), generally the named executive officer will be entitled to a cash payment based on a percentage of his base salary and/or accelerated vesting of at least a portion of his unvested stock options as described above in the "Executive employment agreements" section.

        For purposes of these events, the following definitions are generally applicable:

        "Company transaction" means:

  •
  a merger or consolidation of the Company with or into another company or entity who is not an affiliate of ours; or

  •
  the acquisition of at least 80% of our voting securities by any person other than an affiliate of ours that holds our equity securities; or

  •
  the sale or conveyance of all or substantially all of the Company assets to a person who is not an affiliate of ours.

        "Change in control" means:

  •
  a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or into another unrelated entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

  •
  the acquisition of at least 50% of our voting securities by any person other than an affiliate of ours that holds our equity securities; or

  •
  the sale or disposition of all or substantially all of the Company's assets.

        "Cause" as defined in the 2004 Plan, generally means any of the following acts committed by the executive:

  •
  dishonesty;

  •
  fraud;

  •
  serious willful misconduct;

  •
  unauthorized use or disclosure of confidential information or trade secrets; or

  •
  conviction or confession of a felony.

        "Cause" as defined in the 2010 Stock Plan generally means the above Cause items described under the 2004 Plan plus it includes any other act or omission by a participant that could reasonably be expected to adversely affect the Company's or a subsidiary's or an affiliate's business, financial condition, prospects and/or reputation.

        "Cause" as defined in the named executive officer employment generally means any of the following acts committed by the executive:

  •
  commission of fraud;

  •
  willful misconduct;

  •
  material violation of Company policies or practices;

  •
  use or disclosure of Confidential Information (as defined in the employment agreement) that is unauthorized by the employment agreement; or performance of any act or omission which, if the named executive officer were prosecuted, would constitute a felony, in each case as determined by the Board (or a committee of members of the Board) whose determination shall be conclusive and binding.

        "Disability" means any medically-determined incapacity due to physical or mental illness which makes the named executive officer unable to perform substantially the duties pertaining to his employment with or without reasonable accommodation for a period of six (6) consecutive months.

        Termination by a named executive officer for "good reason" under their employment agreements generally means any of the following:

  •
  a material diminution in base salary;

  •
  a material diminution in authority, duties, reporting or responsibilities;

  •
  a material change in the geographic location at which the named executive officer must perform services to the Company, which shall be defined to be a relocation of the principal workplace to a new location that is more than thirty miles away; or

  •
  a material breach by the Company of the named executive officer's employment agreement.

        Termination by a named executive officer for "good reason" also requires that the named executive officer provide written notice to the Company describing the existence of any "good reason" condition(s) within ninety (90) days of the date of the initial existence of the condition(s). Upon the Company's receipt of such timely written notice, the Company then has thirty (30) days during which it may cure or remedy the condition(s). If the Company does cure or remedy the condition(s) during the thirty (30) day period then "good reason" will be deemed to have not occurred with respect to such condition(s). If the Company does not cure or remedy the condition(s) during the thirty (30) day period, then the named executive officer's employment with the Company will be terminated for "good reason" as of the day following the expiration of the thirty (30) day cure/remedy period.

Hypothetical potential payment estimates

        The table below provides estimates for compensation payable to each named executive officer under hypothetical termination of employment and change in control scenarios under our compensatory arrangements other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table are estimates and assume the hypothetical involuntary termination or change in control occurred on March 31, 2013, the last day of Fiscal 2013, applying the provisions of the agreements that were in effect as of such date. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.

        For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions were:

  •
  Executive's rate of base salary as of March 31, 2013;

  •
  Cash out of all stock options (whose vesting is accelerated) at their then intrinsic value;

  •
  Acceleration (and/or partial acceleration, as applicable) of vesting of outstanding stock units and cash out of these stock units at their then intrinsic value;

  •
  Cash severance as provided under the executive's employment agreement in effect as of March 31, 2013;

  •
  Company transaction/change in control occurring on March 31, 2013;

  •
  Termination of executive's employment occurring on March 31, 2013;

  •
  Share price of $13.00 on the last business day of Fiscal 2013;

  •
  The executives' employment agreements that were in effect as of March 31, 2013 were utilized; and

  •
  Each named executive officer earned his annual performance bonus under the 2010 MIP as of March 31, 2013 and therefore, was not eligible and would not receive a pro-rated performance bonus as a severance payment upon either a change in control, involuntary termination or death or disability occurring on March 31, 2013.

        Each of the columns in the table below show the total hypothetical payment estimate upon a specified event and the amounts in the columns should not be aggregated across the table.

	Involuntary termination (without cause or resignation by executive for good reason)	Involuntary termination (without cause or resignation by executive for good reason) during a Change in Control Period(1)
Michael V. Lewis
Cash severance(2)	$1,400,000	$2,800,000
Continuation of health insurance benefits(3)	$11,919	$11,919
Acceleration of vesting of time-based stock options(4)	—	—
Acceleration of vesting of performance-based stock option(6)	—	—
Acceleration of vesting of stock units(4)(9)	$574,035	$599,755

Total	$1,985,954	$3,411,674	(8)

Andrew A. Skarupa
Cash severance(2)	$450,000	$810,000
Continuation of health insurance benefits(3)	$23,600	$36,431
Acceleration of vesting of time-based stock options(5)	—	—
Acceleration of vesting of performance-based stock option(7)	—	—
Acceleration of vesting of stock units(5)(9)	—	$496,522

Total	$473,600	$1,342,953	(8)

Joseph Peixoto
Cash severance(2)	$625,000	$1,125,000
Continuation of health insurance benefits(3)	$23,600	$36,431
Acceleration of vesting of time-based stock options(5)	—	—
Acceleration of vesting of performance-based stock option(7)	—	—
Acceleration of vesting of stock units(5)(9)	—	$428,389

Total	$648,600	$1,589,820	(8)

Craig Gatarz
Cash severance (base salary continuation)(2)	$400,000	$720,000
Continuation of health insurance benefits(3)	$23,600	$36,431
Acceleration of vesting of time-based stock options(5)	—	—
Acceleration of vesting of performance-based stock option(7)	—	—
Acceleration of vesting of stock units(5)(9)	—	$226,278

Total	$423,600	$982,709	(8)

Minard Hamilton
Cash severance (base salary continuation)(2)	$300,000	$300,000
Continuation of health insurance benefits(3)	$23,600	$36,431
Acceleration of vesting of time-based stock options(5)	—	$451,000
Acceleration of vesting of performance-based stock option	—	—
Acceleration of vesting of stock units	—	—

Total	$323,600	$787,431	(8)

(1)
The Change in Control Period is the time period that commences on the date that is ninety (90) days before a change in control and extends through the date that is twenty-four (24) months after a change in control.

(2)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, he would have received monthly cash severance payments over two years in an aggregate amount equal to 200% of his then annual base salary and a pro-rated cash performance bonus and be eligible for a discretionary bonus for the portion of the year served through his termination date if such termination occurred outside of a Change in Control Period or a lump sum cash severance payment in an amount equal to 400% of his then annual base salary if such termination occurred during a Change in Control Period. If the employment of a named executive officer, other than Mr. Lewis, was terminated either by us without cause or by the named executive for good reason, he would have received ten monthly cash severance payments in an aggregate amount equal to 100% of his then annual base salary and a pro-rated cash performance bonus if such termination occurred outside of a Change in Control Period or a lump sum cash severance payment in an amount equal to 180% of his then annual base salary if such termination occurred during a Change in Control Period. For purposes of this table, it was assumed that Mr. Lewis was not awarded an additional discretionary bonus if he was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason outside of a Change in Control Period.

(3)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, he would have received Company-paid medical insurance premiums after termination for up to 18 months, whether such termination occurred outside of or during a Change in Control Period. If the employment of a named executive officer, other than Mr. Lewis, was terminated either by us without cause or by the named executive for good reason, he would have received Company-paid medical insurance premiums after termination for up to 18 months if such termination occurred during a Change in Control Period or for up to 12 months if such termination occurred outside of a Change in Control Period.

(4)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, and such termination occurred outside of a Change in Control Period, all of his equity-based compensation awards granted during the term of his employment agreement that would have vested (where vesting is based solely on continued employment) would have become additionally vested as if his termination date had occurred twenty-four (24) months later. If such termination or event occurred during a Change in Control Period, all of his unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) would have fully vested as of the later of the "qualifying termination date" or immediately prior to the date of the change in control. In addition, all of Mr. Lewis' unvested equity-based compensation awards would vest in full upon a Change in Control if not assumed by or substituted into comparable equity incentives or if the acquirer's shares are not publicly-traded on an "Established Securities Market" which, assuming such was the case for the purposes of the table above, would result in a payment to Mr. Lewis of $599,755. The per share exercise price of each of the outstanding options with unvested shares as of March 31, 2013 was greater than the Company's March 31, 2013 share price and therefore the acceleration creates no monetary value for purposes of this table for the acceleration of stock option awards.

(5)
If the employment of the named executive officer was terminated either by us without cause or by the named executive for good reason, and such termination occurred during a Change in Control Period, all of his unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) would have fully vested as of the later of the termination date or immediately prior to the date of the change in control. The per share exercise price of the outstanding options with unvested shares as of March 31, 2013 granted to the named executive officer's on July 15, 2010 and July 1, 2011 was greater than the Company's March 31, 2013 share price. As a result, the acceleration created no monetary value for Messrs. Skarupa, Peixoto or Gatarz for purposes of this table for the acceleration of stock option awards even though the stock option granted to Mr. Peixoto on June 10, 2009 and the stock options granted to the named executive officer's on May 8, 2012 were less than the Company's March 31, 2013 share price.

(6)
In addition to the acceleration described in (4) above, the performance-based stock options accelerate vesting upon our Chief Executive Officer's death or disability. If the vesting of any shares subject to our Chief Executive

  Officer's performance-based stock option had accelerated, such acceleration would not have created any intrinsic value for purposes of this table.

(7)
In addition to the acceleration described in (5) above, the performance-based stock options accelerate vesting upon the named executive officer's death or disability. If the vesting of any shares subject to the named executive officer's performance-based stock option had accelerated, such acceleration would not have created any intrinsic value for purposes of this table.

(8)
In the event the named executive officer had received payments that were subject to golden parachute excise taxes, then such payments would have been reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would have been in a better economic position by receiving all payments. For purposes of showing the potential payment amounts before any possible reduction due to excise taxes, the numbers reflected in this column assume that there was no reduction.

(9)
The accelerated stock units award value is calculated by multiplying the number of accelerated shares by the closing market price of our stock on the last business day of Fiscal 2013 of $13.00.

Incentive compensation plans

        The Company currently maintains three equity compensation plans: the 2004 Plan, the 2010 Stock Plan and the 2011 Employee Stock Purchase Plan, and also a performance-based bonus compensation program named the 2010 Management Incentive Plan.

2004 Stock Incentive Plan

        The 2004 Plan terminated with respect to issuing new awards on July 21, 2010, the closing date of our IPO, although previously issued and outstanding 2004 Plan awards will continue to be outstanding and governed by the terms of the 2004 Plan and the applicable award agreement.

        The 2004 Plan is currently administered by the Compensation Committee, which has the authority, among other things, to:

  •
  Determine eligibility to receive awards;

  •
  Determine the types and number of shares of stock subject to awards;

  •
  Determine the terms and conditions of awards;

  •
  Delegate administrative duties; and

  •
  Construe and interpret the terms of the plan, award agreements, and other related documents.

        The 2004 Plan provided for the grant of awards to our employees, non-employee directors, consultants, agents, advisors, or independent contractors or those of our affiliates. The 2004 Plan provided for grants in the form of stock options (which could be either incentive stock options or nonqualified stock options), stock appreciation rights, stock, restricted stock, stock units and/or other cash-based awards or other incentives payable in cash or in shares.

        A stock option gives the participant the right to buy a specified number of shares of our common stock for a fixed price during a fixed period of time. While incentive stock options were to be granted only to employees, the 2004 Plan provided that nonstatutory stock options or restricted stock purchase rights were allowed to be granted to any eligible participant. The option exercise price of all stock options granted under the 2004 Plan was determined by the Board, except that the 2004 Plan prohibited any stock option grant at a price that was less than 85% of the fair market value of the stock on the date of grant and any incentive stock option grant at a price that was less than 100% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Board or Compensation Committee, but in no event after the tenth anniversary of the date of grant. The stock option grant agreements generally provide for some or all of the unvested options to vest immediately when certain events occur, including a company transaction. Unvested stock options are subject to forfeiture for non-qualifying terminations of employment.

        As of June 1, 2013, 4,432,335 shares have been issued under the 2004 Plan and there were 2,547,301 shares subject to outstanding stock options granted under the 2004 Plan. If any of such outstanding stock options are forfeited or canceled without being exercised then the shares underlying such options will not become available for issuance.

2010 Stock Incentive Plan

        In April 2010, our Board unanimously adopted the RealD Inc. 2010 Stock Incentive Plan, or the 2010 Stock Plan, and in June 2010 our stockholders approved the 2010 Stock Plan. The 2010 Stock Plan replaced the 2004 Plan for all equity-based compensation awards to the named executive officers and other employees. Unless terminated earlier, the 2010 Stock Plan will terminate on April 8, 2020.

        The 2010 Stock Plan is currently administered by the Compensation Committee of our Board, which has the authority, among other things, to:

  •
  determine eligibility to receive awards;

  •
  determine the types and number of shares of stock subject to awards;

  •
  determine the price and terms of awards and the acceleration or waiver of any vesting;

  •
  determine performance goals or forfeiture restrictions and other terms and conditions; and

  •
  construe and interpret the terms of the plan, award agreements and other related documents.

        Any of our employees, directors, non-employee directors and consultants, as determined by the Compensation Committee, may be selected to participate in the 2010 Stock Plan. We may award these individuals with one or more of the following types of awards and all awards will be evidenced by an executed agreement between us and the grantee:

  •
  stock options;

  •
  stock appreciation rights;

  •
  restricted stock awards; or

  •
  stock units.

        Stock options may be granted under the 2010 Stock Plan, including incentive stock options, as defined under Section 422 of the Code, and nonstatutory stock options. A stock option gives the participant the right to buy a specified number of shares of our common stock for a fixed price during a fixed period of time. The exercise price of all stock options granted under the 2010 Stock Plan will be determined by the Compensation Committee except that all options must have an exercise price that is not less than 100% of the fair market value of the underlying shares on the date of grant. The Compensation Committee may, in its discretion, subsequently reduce the exercise price of an option to the then-fair market value of the underlying shares as of the date of such price reduction. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant.

        Stock appreciation rights entitle a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the stock appreciation right over the exercise price of the stock appreciation rights. We may pay that amount in cash, in shares of our common stock, or in a combination of both. The exercise price of all stock appreciation rights granted under the 2010 Stock Plan will be determined by the Compensation Committee, except that all stock appreciation rights must have an exercise price that is not less than 100% of the fair market value of the underlying shares on the date of grant. The Compensation Committee may, in its discretion, subsequently reduce the exercise price of a stock appreciation right to the then-fair market value of the underlying shares as of the date of such price reduction.

        A restricted stock award is the grant of shares of our common stock at a price determined by the Compensation Committee (including zero), and which may be subject to a substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of vesting, participants holding shares of restricted stock generally will have full voting and dividend rights with respect to such shares.

        A stock unit is a bookkeeping entry that represents the equivalent of a share of our common stock. A stock unit is similar to a restricted stock award except that participants holding stock units do not have any stockholder rights until the stock unit is settled with shares. Stock units represent an unfunded and unsecured obligation for us and a holder of a stock unit has no rights other than those of a general creditor.

        Subject to certain adjustments in the event of a change in capitalization or similar transaction, as of the April 2010 adoption of the 2010 Stock Plan, we could issue a maximum of 3,750,000 shares of our common stock under the 2010 Stock Plan. Similarly, subject to certain adjustments in the event of a change in capitalization or similar transaction, the maximum aggregate number of shares that may be issued in connection with any type of award, including incentive stock options, under the 2010 Stock Plan was 3,750,000 shares. Additionally, the maximum number of shares available for issuance under the 2010 Stock Plan and that may be issued in connection with any type of award, including incentive stock options, under the 2010 Stock Plan automatically increases, without the need for further approval by our stockholders, each January 1st through and including January 1, 2020, by a number of shares equal to the lesser of (i) 4% of the number of shares issued and outstanding on the immediately preceding December 31 or (ii) 3,000,000 shares or (iii) an amount determined by our Board. Shares subject to awards that expire or are canceled will again become available for issuance under the 2010 Stock Plan.

        Pursuant to the automatic increases under the 2010 Plan described above, effective as of January 1, 2011, our Board authorized an additional 1,950,400 shares that could be issued under the 2010 plan, effective as of January 1, 2012, our Board authorized an additional 2,178,750 shares that could be issued under the 2010 Stock Plan, and effective as of January 1, 2013, our Board authorized an additional 2,008,109 shares that could be issued under the 2010 Stock Plan, so that a new maximum total of 9,887,259 shares could be issued under the 2010 Stock Plan. As of June 1, 2013, 88,918 shares have been issued under the 2010 Stock Plan, there were 7,286,526 shares subject to outstanding stock options and stock units granted under the 2010 Stock Plan, and 2,600,733 shares remained available for the grant of new stock awards under the 2010 Stock Plan.

        To the extent that an award is intended to qualify as performance-based compensation under Section 162(m) of the Code, then the maximum number of shares of common stock issuable in the form of each type of award under the 2010 Stock Plan to any one participant during a fiscal year shall not exceed 3,000,000 shares, in each case with such limit increased to 6,000,000 shares for grants occurring in a participant's year of hire. Additionally, no participant shall receive in excess of the aggregate amount of 3,000,000 shares pursuant to all awards issued under the 2010 Stock Plan during any fiscal year, with such aggregate limit increased to 6,000,000 shares for awards occurring in a participant's fiscal year of hire or during the first fiscal year that a participant becomes a covered employee whose compensation is subject to the tax deduction limits of Section 162(m) of the Code.

        The 2010 Stock Plan provides that in the event there is a change in control and the applicable agreement of merger or reorganization provides for assumption or continuation of the awards, no acceleration of vesting shall occur. In the event that a change in control occurs with respect to us and there is no assumption or continuation of awards, all outstanding awards under the 2010 Stock Plan shall vest and become exercisable as of immediately before such change in control. The term "change in control" under the 2010 Stock Plan is generally defined to include: (i) a merger or consolidation of the Company with or into another unrelated entity, (ii) the acquisition, pursuant to a statutory stock exchange, of at least

80% of our voting securities, (iii) the sale of all or substantially all of our assets or (iv) certain changes in the majority of our Board members during any 24-month consecutive period.

        The 2010 Stock Plan provides our non-employee directors with the ability to receive restricted stock grants or stock units under the 2010 Stock Plan in lieu of their annual cash retainer which is provided to them under our annual non-employee directors' compensation program, as described further in "Compensation of directors."

        Under the 2010 Stock Plan, we may cause the cancellation of any award, request reimbursement of any award by a participant and effect any other right of recoupment of equity or other compensation provided under the 2010 Stock Plan in accordance with our policies and/or applicable law. In addition, a participant in the 2010 Stock Plan may be required to repay us certain previously paid compensation, whether provided under the 2010 Stock Plan or an award agreement under the 2010 Stock Plan, in accordance with any recoupment policy of the Company.

        The Board may terminate, amend or modify the 2010 Stock Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

2011 Employee Stock Purchase Plan

        In June 2011, our Board unanimously adopted the RealD Inc. 2011 Employee Stock Purchase Plan, or the ESPP, and in July 2011 our stockholders approved the ESPP.

        Under the ESPP, our employees, including our named executive officers, have an opportunity to acquire our common shares at a specified discount from the fair market value as permitted by Section 423 of the Code. The Compensation Committee will administer the ESPP and the board of directors may amend or terminate the ESPP subject to obtaining any required stockholder approval. The Compensation Committee has approved utilizing six month offering periods and a purchase price discount of 15% from the lower of the fair market value of a common share on the offering date or the purchase date but the Compensation Committee retains the discretion to alter these terms. The ESPP is intended to comply with the requirements of Section 423 of the Code. As required by Section 423 of the Code, participants in the ESPP will generally all have the same rights and privileges.

        We authorized and reserved a total of 500,000 shares of our common stock for issuance under the ESPP. We will make appropriate adjustments to the number of authorized shares and to outstanding purchase rights to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the ESPP. As of June 1, 2013, 392,892 shares of common stock remained available for issuance under the ESPP.

        The board of directors may terminate, amend or extend the ESPP at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule. Unless terminated earlier, the ESPP will terminate on September 30, 2031.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of March 31, 2013, including our 2004 Plan, our 2010 Stock Plan and our

ESPP. No warrants are outstanding under any of the foregoing plans. All of our equity compensation plans were adopted with the approval of our stockholders

Plan Category	Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,960,185	$12.78	2,938,973	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,960,185	$12.78	2,938,973	(2)

(1)
The weighted average exercise price excludes stock unit awards, which have no exercise price.

(2)
Consists of (i) 2,546,081 shares of common stock available for issuance pursuant to the grant of new stock awards under the 2010 Stock Plan and (ii) 392,892 shares of common stock available for issuance under the ESPP. There was no ongoing offering period and therefore zero shares underlying outstanding purchase rights as of March 31, 2013. There are no further shares available for issuance under the 2004 Plan other than those underlying outstanding stock options as indicated in the "Share of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights" column above.

As described above, the number of shares of our common stock reserved for issuance under our 2010 Stock Plan will automatically increase January 1 of each year through and including January 1, 2020, by a number of shares of common stock equal to the lesser of (i) 4% of the number of shares issued and outstanding on the immediately preceding December 31 or (ii) 3,000,000 shares or (iii) an amount determined by our Board.

2010 Management Incentive Plan

        In June 2010, our Board unanimously approved a 2010 performance-based bonus compensation program in which our named executive officers are eligible to participate. This bonus plan is named the RealD Inc. 2010 Management Incentive Plan, or the 2010 MIP. The 2010 MIP is intended to be exempt from the compensation deduction limitations imposed by Code Section 162(m) until the first meeting of our stockholders in which our Board members are elected after the end of calendar year 2013. Our Board may amend or terminate the 2010 MIP at any time provided that any such amendment or termination will not adversely affect any outstanding bonus opportunity without the participant's written consent.

        The Compensation Committee administers the 2010 MIP. Guidelines, procedures and mechanics of the plan's administration may be promulgated by resolutions of the committee. Under the 2010 MIP, the Compensation Committee, in its discretion, shall:

  •
  select the participants who will be eligible to earn a bonus under this plan;

  •
  determine the bonus amounts and targets;

  •
  establish any performance goals with respect to a bonus along with any associated performance period(s); and

  •
  prescribe all other terms and conditions of a participant's bonus opportunity.

        Any employee who is an officer of ours within the meaning of Rule 16a-1(f) of the Exchange Act will be eligible to be selected to participate in the 2010 MIP.

        Bonus amounts that have been earned will be paid in cash to a participant on any date designated by the Compensation Committee that occurs during the 2 1/2 month period immediately following the end of the performance period in which the applicable bonus amount was earned or upon an earlier change in control if such earlier-in-time payment would not cause the imposition of taxes under Code Section 409A. No one participant may receive bonus payments under the 2010 MIP that in the aggregate exceed $5 million in any fiscal year.

        On and after the date, if any, that compensation paid under the 2010 MIP is subject to the compensation deduction limits imposed by Code Section 162(m), then any bonuses that are intended to qualify as performance-based compensation under Code Section 162(m) shall be administered by the Compensation Committee to comply with the applicable requirements of Code Section 162(m).

        Under the 2010 MIP, we may cause the cancellation of any bonus, request reimbursement of any bonus by a participant and effect any other right of recoupment of equity or other compensation provided under the 2010 MIP in accordance with our policies and/or applicable law. In addition, a participant in the 2010 MIP may be required to repay us certain previously paid compensation, whether provided under the 2010 MIP or a bonus under the 2010 MIP, in accordance with any recoupment policy of ours.

401(k) plan

        The 401(k) retirement savings plan is a defined contribution plan established in accordance with Section 401(a) of the Code. Employees may elect to defer between 1% and 100% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Service and we make an employer matching contribution to the plan in the amount of up to 100% of the first 4% of eligible compensation that employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code.

Compensation of directors

        Prior to our IPO in July 2010, we generally did not provide any cash or equity compensation to our non-employee directors or grant any stock awards to our non-employee directors. While we previously on occasion granted stock options to our non-employee directors in connection with their services, prior to our IPO, we did not have a formal policy in place with respect to such awards.

        Directors who are also one of our employees, such as Mr. Lewis, do not and will not receive any compensation for their services as our directors while they are also serving as an employee. Directors have been and will continue to be reimbursed for travel and other expenses directly related to activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current certificate of incorporation and bylaws, and indemnification agreements.

        In April 2010, our board of directors unanimously adopted a compensation program for non-employee directors in connection with our IPO and effective as of April 1, 2010. In May 2010, our board of directors amended the non-employee directors' compensation program to include that a newly-elected director will also receive a special one-time cash payment and stock units award in addition to the annual retainer. In May 2012, our board of directors again amended the non-employee directors' compensation program to remove the special one-time cash payment award to newly elected directors and to increase the annual retainer cash and annual restricted awards to the non-employee directors as well as increase the newly elected director special one-time stock units award, as further described below, to assist in attracting and maintaining directors to serve on the board. In October 2010, our board of directors appointed Mr. Biondi to serve as the lead independent director of our board of directors until his successor has been duly appointed and qualified or until his earlier resignation or removal. The lead director will

(i) preside at executive sessions of the non-management and/or independent directors, (ii) preside at meetings of the board of directors in the absence of the chairperson of our board of directors, (iii) review agendas for board of directors meetings and (iv) assume such other functions as the board of directors may deem appropriate.

        The following table presents our non-employee director compensation program for Fiscal 2013. The Compensation Committee is not proposing any changes to the non-employee director compensation program for Fiscal 2014.

Elements:	Cash retainer/fees	Annual restricted stock units award
Annual retainer	$35,000	$135,000
Newly-elected director one-time payment	—	$50,000
Chairman and Lead Independent Director	$25,000	—
Audit committee chair	$15,000	—
Compensation Committee chair	$10,000	—
Nominating and governance committee chair	$7,500	—
Attendance at meetings:
In-person meeting—in-person attendance	$1,500 per meeting	—
In-person meeting—telephonic attendance	$1,000 per meeting	—
Telephonic meeting	$1,500 per meeting	—
Telephonic meeting (lasting less than 30 minutes)	$1,000 per meeting	—

        Continuing directors were provided an annual stock units award in addition to a cash retainer to encourage directors to have a direct and material investment in our common stock. This stock units award vests at the rate of 1/12 per month on the first day of each of the 12 months following the month of the grant date, subject to continued service on our Board. This annual stock units award will be pro-rated for service if a director joins mid-year, which is measured from annual stockholder meeting to annual stockholder meeting. For Fiscal 2013, the annual stock units award was granted on August 2, 2012 (which was the date of our annual meeting of stockholders) when our share price was $9.66 and the award covered 13,975 shares.

        Shares underlying stock units awards, including any accumulated dividends, will be distributed, become salable and create taxable income at the sooner to occur of five years from the date of grant, separation from the Board, or a change in control, as defined in the stock units agreement. In addition, the vesting of a director's stock unit award(s) will fully accelerate upon the earlier to occur of a change in control (as defined in the stock units agreement) or termination of the director's service because of death or disability (as defined in the stock units agreement).

        Continuing directors are also provided an annual cash retainer that is paid in equal installments on a quarterly basis for each of our non-employee directors. Each director may also defer payment of all or a portion, in an amount equal to at least 50% of his or her annual cash retainer fee, into a stock unit account. The election must be made prior to the beginning of the annual board of directors cycle, which the Board has decided shall be each July 1 and such election may need to be made earlier as necessary to comply with Section 409A of the Code. The Board retains the ability to change this cycle under the 2010 Stock Plan. The number of stock units to be credited to each director's account is determined based on dividing the dollar amount of the deferred compensation by the closing price of a share of our common stock on the date of grant of the stock unit award.

        In addition to the annual stock units award and cash retainer referenced in the above table, a newly elected director will also receive a special one-time stock units award, valued at $50,000, in connection with his or her commencement of service on the Board. The one-time stock units award has similar terms to those of the annual stock units award except that it will vest at the rate of 1/24 per month on the first day of each of the 24 months following the month of the grant date, subject to continued service on the Board. In addition, the vesting of a newly elected director's one-time stock unit award will fully accelerate upon the earlier to occur of a change in control (as defined in the stock units agreement) or termination of the director's service because of death or disability (as defined in the stock unit agreement). The special one-time $50,000 cash payment, like the annual cash retainer, may be deferred, in an amount equal to at least 50% of the director's special one-time cash payment, into a stock unit account. For Fiscal 2013, the one-time stock units award was granted to Ms. Alber (covering 4,401 shares which was granted on her election to the board on February 7, 2013 when our share price was $11.36).

        In order to promote long-term alignment of directors and stockholder interests, we require a five-year holding period for each of the stock unit grants and we also maintain stock ownership guidelines for our non-employee directors. These guidelines currently require that the directors own common stock with a value that equals or exceeds five times their annual cash retainer (excluding the cash retainers received, if any, for serving on any of our committees and excluding meeting fees). The shares underlying a director's stock units (both vested and unvested) count towards the stock ownership requirement, but shares underlying unexercised stock options (if any) do not count towards this requirement. Until the stock ownership guidelines are satisfied, all net after-tax profit shares must be held after stock units are settled with shares or after exercise of stock options. This mandatory share retention requirement is released during any time period that the director has satisfied the stock ownership guidelines.

Director Compensation—Fiscal 2013

Name	Fees earned or paid in cash	Stock Awards(1)	All Other Compensation		Total
Laura Alber	$10,250	$117,485	—		$127,735
Frank Biondi	$94,750	$134,999	—		$229,749
James Cameron(2)	$28,614	$134,999	—		$163,613
Richard L. Grand-Jean	$68,250	$134,999	—		$203,249
Joshua Greer(3)	$8,500	—	$391,854	(4)	$400,354
David Habiger(5)	$53,250	$134,999	$80,239		$268,488
P. Gordon Hodge	$78,250	$134,999	—		$213,249
Sherry Lansing	$48,750	$134,999	—		$183,749

(1)
Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all stock units granted to the director during Fiscal 2013. For those directors, with the exception of Ms. Alber, who received a stock units grant, this column reflects an August 2, 2012 grant of 13,975 stock units when the fair market value of a share of our common stock was $9.66. On February 7, 2013, in connection with her election to the board, Ms. Alber received a special one-time stock units grant of 4,401 shares and a pro rated annual stock units grant of 5,941 shares when our share price was $11.36. Assumptions used to calculate the fair market value of a common share for these awards are included in Note 9, "Share-based compensation," to our consolidated financial statements for the year ended March 31, 2013, which are included in our Form 10-K that was filed with the SEC on June 6, 2013.

(2)
Mr. Cameron voluntarily departed from our Board effective as of February 7, 2013.

(3)
Mr. Greer served as an executive officer of the Company until his resignation of employment effective July 15, 2011. On May 9, 2011, we entered into a separation agreement and general release of claims with Mr. Greer. Pursuant to the terms of the separation agreement, Mr. Greer received the following separation benefits: (i) cash severance of $450,000 paid in ten equal installments, with the first such installment paid on October 15, 2011; (ii) reimbursement from the Company for insurance coverage under COBRA for 18 months following July 15, 2011 or such earlier time as Mr. Greer becomes eligible for insurance through another employer; (iii) a pro-rated cash Performance Bonus for Fiscal

  2012 (to be paid no later than June 15, 2012), in an amount equal to 30% of 80% of Mr. Greer's annual base salary, computed assuming that Mr. Greer would have remained as President of the Company through the end of Fiscal 2012; and (iv) acceleration of a time-based vesting stock option for 105,000 shares granted to Mr. Greer on July 15, 2010, which remained exercisable for 6 months following the end of the term of the consulting agreement Mr. Greer and the Company entered into pursuant to the separation agreement. The separation agreement contained a general release by Mr. Greer of all claims against the Company and its affiliates and representatives. Pursuant to the separation agreement, we entered into a consulting agreement with Mr. Greer pursuant to which he was paid $275,000 per year commencing as of July 16, 2011. The consulting agreement expired on July 16, 2012, and on June 21, 2012, Mr. Greer notified the Company of his resignation from the Board, effective July 16, 2012 upon the expiration of the consulting agreement.

(4)
This amount represents payments of $225,000 for severance, $17,896 for paid COBRA benefits, and $148,958 for consulting fees, all pursuant to the arrangements described in footnote (3) above.

(5)
Effective as of May 29, 2012, we entered into a consulting agreement with DCH Consultants LLC ("DHC"), an entity controlled by Mr. Habiger. Pursuant to the consulting agreement, DCH provided certain consulting services regarding the application of one or more of our technologies in the consumer electronics industry. The consulting agreement had a term of 4 months and DCH was entitled to receive aggregate fixed compensation of $20,000 per month during the term of the consulting agreement. The consulting agreement expired on September 29, 2012. During the year ended March 31, 2013, we paid DCH $80,239 pursuant to the consulting agreement.

        As of March 31, 2013, our current non-employee directors, and our former non-employee director who served on our Board in Fiscal 2013, held the following number of outstanding stock units and stock options:

Name	Vested Stock Options	Vested Stock Units	Restricted Stock Units
Laura Alber	—	678	10,342
Frank Biondi	—	24,965	30,788
James Cameron	—	—	—
Richard L. Grand Jean	—	24,965	30,788
Joshua Greer	—	—	—
David Habiger	—	17,181	23,341
P. Gordon Hodge	—	24,965	30,788
Sherry Lansing	—	24,965	30,788

COMPENSATION COMMITTEE REPORT

        The following report has been submitted by the Compensation Committee of the Board:

        The Compensation Committee of the Board has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this definitive Proxy Statement for our Annual Meeting, which is incorporated by reference in our 2013 Annual Report, each as filed with the SEC.

        The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Frank J. Biondi, Chair David Habiger Sherry Lansing

 PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

        The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014, subject to ratification by our stockholders.

        Ernst & Young LLP has served as our auditor since 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

        If the stockholders fail to ratify the selection of our independent registered accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

        All fees billed to us by Ernst & Young LLP were pre-approved by the Audit Committee. Fees billed to us by Ernst & Young LLP during Fiscal 2012 and 2013 were as follows:

Services	Fiscal 2012	Fiscal 2013
Audit Fees	$1,061,689	$1,120,612
Tax Fees	$898,282	$1,046,810
All Other Fees	$2,000	$2,000

Total	$1,961,971	$2,169,422

  •
  Audit Fees:  Audit fees for Fiscal 2012 and 2013 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews and assistance with documents that we filed with the SEC (including our Forms S-8, 10-Q, 10-K and 8-K).

  •
  Audit-Related Fees:  RealD was not billed any audit-related fees by Ernst & Young LLP in Fiscal 2012 or 2013.

  •
  Tax Fees:  Tax fees for Fiscal 2012 and 2013 were for tax return preparation assistance and expatriate tax services, general tax planning and international tax consulting.

  •
  All Other Fees:  Other fees billed by Ernst & Young LLP for Fiscal 2012 and 2013 related to use of Ernst & Young LLP's online research tool and other miscellaneous matters.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

 PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation and other related tables and narratives accompanying those tables).

        As described in detail under the Compensation Discussion and Analysis section above, our compensation policies are designed to be competitive with comparable employers and to align management's incentives with both near term and long-term interests of our stockholders. We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our named executive officers and reward them for achieving the Company's strategic initiatives and objective measures of success. The Compensation Committee and Board believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

        The vote on this resolution, commonly known as the "say-on-pay" proposal, is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board or the Company nor require our Board or Compensation Committee to take any action. However, our Board and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

        Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

Vote Required

        The approval of the resolution set forth above requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal Three and, accordingly, will have the effect of a vote "AGAINST" Proposal Three. Broker non-votes will not be considered as present and entitled to vote on this Proposal Three. Therefore, a broker non-vote will not be counted and will have no effect on this Proposal Three other than to reduce the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date, except as described below, by:

  •
  each of our directors and director nominees;

  •
  our Chief Executive Officer, our Chief Financial Officer, each of the three most highly compensated individuals who served as our other executive officers at fiscal year-end, whom we collectively identify as our "named executive officers";

  •
  our directors, director nominees and executive officers as a group; and

  •
  each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of any class of our common stock.

        Applicable beneficial ownership percentages listed below are based on 49,502,107 shares of common stock outstanding as of the Record Date. The business address for each of our directors and executive officers is our corporate headquarters at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210.

	Shares Beneficially Owned(1)
	Common Stock
	Shares	%
Directors, director nominees and executive officers
Michael V. Lewis(2)	6,079,078	12.10%
Andrew A. Skarupa(3)	843,497	1.68%
Joseph Peixoto(4)	1,444,974	2.84%
Leo Bannon(5)	112,265	*
Craig S. Gatarz(6)	391,227	*
Gary Sharp(7)	168,129	*
Minard Hamilton	—	—
Laura Alber	—	—
Frank J. Biondi	8,100	*
Richard Grand-Jean	42,000	*
David Habiger	9,500	*
P. Gordon Hodge	2,700	*
Sherry Lansing	—	—
All current directors, director nominees and executive officers as a group (13 persons)	9,101,470	18.09%
5% or greater stockholders
Janus Capital Management(8)	6,221,636	12.57%
T. Rowe Price Associates, Inc.(9)	7,952,426	16.06%
Kornitzer Capital Management, Inc.(10)	2,850,875	5.76%
Bares Capital Management, Inc.(11)	5,085,517	10.27%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying restricted stock units and options held by that person that will vest and be exercisable within 60 days of June 18, 2013 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Consists of: (i) 5,350,985 shares of common stock held by Michael V. Lewis Trustee of the MVL Trust dated August 3, 2010; (ii) 705,468 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013; and (iii) 22,625 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 18, 2013. Mr. Lewis is the sole trustee of the trust and has sole voting and investment power over all of the shares held by the trust.

(3)
Consists of: (i) 832,028 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013, and (ii) 11,469 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 18, 2013.

(4)
Consists of: (i) 1,428,814 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013 and (ii) 16,160 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 18, 2013.

(5)
Consists of 112,265 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013.

(6)
Consists of: (i) 13,950 shares of common stock held by Mr. Gatarz; (ii) 368,645 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013; and (iii) 8,632 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 18, 2013.

(7)
Consists of: (i) 165,780 shares of common stock underlying options that are exercisable within 60 days of June 18, 2013 and (ii) 2,349 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 18, 2013.

(8)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on February 14, 2013 by Janus Capital Management LLC ("Janus"), which indicated that such entity has beneficial ownership of 6,221,636 shares of our common stock, with sole voting power with respect to 6,221,636 shares and sole dispositive power with respect to 6,221,636 shares. Janus' address is 151 Detroit Street, Denver, CO 80206.

(9)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on February 6, 2013 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), which indicated that such entity has beneficial ownership of 7,952,426 shares of our common stock, with sole voting power with respect to 977,100 shares, shared voting power with respect to no shares and sole dispositive power with respect to 7,952,426 shares. T. Rowe Price's address is 100 East Pratt St., Baltimore, MD 21202.

(10)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on January 1, 2013 by Kornitzer Capital Management, Inc. ("Kornitzer"), which indicated that such entity has beneficial ownership of 2,850,875 shares of our common stock, with sole voting power with respect to 2,850,875 shares, sole dispositive power with respect to 2,799,675 shares and shared dispositive power with respect to 51,200 shares. Kornitzer's address is 5420 West 61st Place, Shawnee Mission, KS 66205.

(11)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on May 13, 2013 by Bares Capital Management, Inc. ("Bares"), which indicated that such entity has beneficial ownership of 5,085,517 shares of our common stock, with sole voting power with respect to 170,810 shares, shared voting power with respect to 4,914,707 shares, sole dispositive power with respect to 170,810 shares and shared dispositive power with respect to 5,085,517 shares. Bares' address is 12600 Hill Country Blvd., Suite R-230, Austin, TX 78738.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC and the NYSE. Such executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this Proxy Statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

        Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during Fiscal 2013, with the exception of: (i) three late reports on Form 4 for Mr. Lewis relating to the quarterly withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, and one late report on Form 4 for Mr. Lewis relating to the acquisition of a stock option award for 450,000 shares, (ii) three late reports on Form 4 for Mr. Peixoto relating to the quarterly withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, and one late report on Form 4 for Mr. Peixoto relating to the acquisition of a stock option award for 120,000 shares, (iii) three late reports on Form 4 for Mr. Skarupa relating to the quarterly withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, and one late report on Form 4 for Mr. Skarupa relating to the acquisition of a stock option award for 105,000 shares, (iv) three late reports on Form 4 for Mr. Gatarz relating to the quarterly withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, and one late report on Form 4 for Mr. Gatarz relating to the acquisition of a stock option award for 100,000 shares, (v) three late reports on Form 4 for Mr. Sharp relating to the quarterly withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, and one late report on Form 4 for Mr. Sharp relating to the acquisition of a stock option award for 40,000 shares, (vi) one late report on Form 4 for Mr. Bannon relating to the acquisition of a stock option award for 33,750 shares, (vii) one late report on Form 4 for each of Mr. Biondi, Mr. Habiger, Mr. Grand-Jean, Mr. Hodge and Ms. Lansing relating to the acquisition of an annual restricted stock units award for 13,975 restricted stock units each. In each case, the late reports on Form 4 described above were due to administrative errors.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, we and a number of brokers with account holders who are RealD stockholders will be "householding" our proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or your broker (if you are a beneficial owner) that we or they, as applicable, will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability, or if you currently receive multiple copies and would like to request "householding" of your communications, please notify the Company or your broker. Direct your written request to the Company to Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 or contact our Corporate Secretary at (310) 385 4066.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Craig Gatarz
Executive Vice President, General Counsel and Secretary

June 26, 2013

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2013 is available without charge upon written request to: Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01OBDC 1 U P X + Annual Meeting Proxy Card . + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES FOR DIRECTOR LISTED BELOW, “FOR” PROPOSAL No. 2 and “FOR” PROPOSAL No. 3. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2014. For Against Abstain 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. 1. To elect two nominees for director to serve as Class III directors on the Company’s board of directors until the annual meeting of stockholders in 2016. Nominees: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - Michael V. Lewis 02 - P. Gordon Hodge Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneysin- fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 6 6 4 8 9 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 7, 2013. Vote by Internet • Go to www.envisionreports.com/RLD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

REALD INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2013 The undersigned hereby appoints Michael V. Lewis, Andrew A. Skarupa and Craig Gatarz, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of RealD Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 100 North Crescent Drive, Suite 200, Beverly Hills, California 90210 on Thursday, August 8, 2013 at 10:00 a.m. local time, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the matters specified on the reverse side and in accordance with the instructions, with discretionary authority as to any other business that may properly come before the meeting. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be voted on the reverse side) Proxy — REALD INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2013: The proxy statement and annual report to stockholders are available at www.edocumentview.com/RLD IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE